Exhibit 4.1

EXECUTION VERSION

DEAL CUSIP: 15200CAG4

TERM LOAN CUSIP: 15200CAH2

$1,000,000,000

TERM LOAN AGREEMENT

Dated as of May 15, 2019

Among

CENTERPOINT ENERGY, INC.,

as Borrower,

THE BANKS PARTIES HERETO

and

MIZUHO BANK, LTD.,

as Administrative Agent, Lead Arranger and Bank

i

ii

Schedules

Schedule 1.1(A)	- Schedule of Commitments and Addresses
Schedule 6.1(p)	- Significant Subsidiaries

Exhibits

Exhibit A	-	Form of Notice of Borrowing

Exhibit B	-	Form of Notice of Interest Conversion/Continuation

Exhibit C	-	Form of Assignment and Acceptance

Exhibit D	-	Form of Note

Exhibit E-1	-	Form of U.S. Tax Compliance Certificate

Exhibit E-2	-	Form of U.S. Tax Compliance Certificate

Exhibit E-3	-	Form of U.S. Tax Compliance Certificate

Exhibit E-4	-	Form of U.S. Tax Compliance Certificate

iii

This TERM LOAN AGREEMENT is dated as of May 15, 2019 (this “Agreement”), among CENTERPOINT ENERGY, INC., a Texas corporation (the “Borrower”), the banks and other financial institutions from time to time parties hereto (individually, a “Bank” and, collectively, the “Banks”) and MIZUHO BANK, LTD., as administrative agent (in such capacity, together with any successors thereto in such capacity, the “Administrative Agent”).

The parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1. Certain Defined Terms.

As used in this Agreement, the following terms shall have the following meanings:

“ABR Loan” means any Loan that bears interest at a rate determined by reference to the Alternate Base Rate.

“Administrative Agent” has the meaning specified in the introduction to this Agreement.

“Affiliate” means any Person that, directly or indirectly, Controls or is Controlled by or is under common Control with another Person.

“Agent Indemnitee” has the meaning specified in Section 9.7.

“Agreement” has the meaning specified in the introduction to this Agreement.

“Alternate Base Rate” means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1⁄2 of 1% and (c) the Eurodollar Rate for a one-month Interest Period for such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for purposes of this definition, the Eurodollar Rate for any day shall be based on the rate appearing on Page LIBOR01 of the Reuters screen (or on any successor or substitute page of such service, or any successor or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 A.M., London time, on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate shall be effective as of the opening of business on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate, respectively.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977.

“Applicable Rate” means, for any day, with respect to any Eurodollar Rate Loan, 0.650%, or for any ABR Loan, 0.000%.

“Applicable Storm” means any hurricane, tropical storm, ice or snow storm, flood or other weather-related event or natural disaster subject to the Texas Recovery Law.

“Assignment and Acceptance” has the meaning specified in Section 10.6(c).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank” and “Banks” have the meanings specified in the introduction to this Agreement.

“Bank Affiliate” means, (a) with respect to any Bank, (i) an Affiliate of such Bank that is a bank or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Bank or an Affiliate of such Bank and (b) with respect to any Bank that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by such Bank, an Affiliate of such Bank or the same investment advisor as such Bank or by an Affiliate of such investment advisor.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefitted Bank” has the meaning specified in Section 4.4.

“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor thereto).

“Borrowed Money” of any Person means any Indebtedness of such Person for or in respect of money borrowed or raised by whatever means (including acceptances, deposits, lease obligations under Capital Leases, Mandatory Payment Preferred Stock and synthetic leases); provided, however, that Borrowed Money shall not include (a) any guarantees that may be incurred by endorsement of negotiable instruments for deposit or collection in the ordinary course of business or similar transactions, (b) any obligations or guarantees of performance of obligations under a franchise, performance bonds, franchise bonds, obligations to reimburse drawings under letters of credit issued in accordance with the terms of any safe harbor lease or franchise or in lieu of performance or franchise bonds or other obligations that do not represent money borrowed or raised, in each case to the extent that such reimbursement obligations are payable in full within ten (10) Business Days after the date upon which such obligation arises, (c) trade payables, (d) any obligations of such Person under Swap Agreements, (e) customer advance payments and deposits arising in the ordinary course of business and (f) operating leases.

“Borrower” has the meaning specified in the introduction to this Agreement.

“Borrowing” means a borrowing consisting of Loans of the same Type, and having, in the case of Eurodollar Rate Loans, the same Interest Period, made on the same day by the Banks.

“Borrowing Date” means any Business Day specified by the Borrower as a date on which the Borrower requests the Banks to make Loans hereunder.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to close; provided that when used in connection with a Eurodollar Rate Loan, the term “Business Day” shall also exclude any day on which commercial banks are not open for dealings in Dollar deposits in the London interbank Eurodollar market.

“Capital Lease” means a lease that, in accordance with GAAP, would be recorded as a capital lease on the balance sheet of the lessee.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person other than a corporation, including partnership interests in partnerships and member interests in limited liability companies, and any and all warrants or options to purchase any of the foregoing (other than any debt security which by its terms is convertible at the option of the holder into Capital Stock, to the extent such holder has not so converted such debt security).

“CEHE” means CenterPoint Energy Houston Electric, LLC, a Texas limited liability company, and a Wholly-Owned Subsidiary of the Borrower.

“CERC” means CenterPoint Energy Resources Corp., a Delaware corporation, and a Wholly-Owned Subsidiary of the Borrower.

“Change in Control” means, with respect to the Borrower, the acquisition by any Person or “group” (within the meaning of Rule 13d-5 of the Exchange Act) of beneficial ownership (determined in accordance with Rule 13d-3 of the Exchange Act) of Capital Stock of the Borrower, the result of which is that such Person or group beneficially owns 50% or more of the aggregate voting power of all then issued and outstanding Capital Stock of the Borrower (other than such Capital Stock having voting power only by reason of the happening of a contingency which contingency has not yet occurred). For purposes of the foregoing, the phrase “voting power” means, with respect to an issuer, the power under ordinary circumstances to vote for the election of members of the board of directors of such issuer.

“Closing Date” means the date on which the conditions set forth in Section 5.1 are first satisfied (or waived) in accordance with the terms hereof.

“CNP Midstream” means CenterPoint Energy Midstream, Inc., a Delaware corporation, and a Wholly-Owned Subsidiary of the Borrower.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Commitment” means, as to any Bank, the obligation of such Bank, if any, to make the Loans in an aggregate principal amount not to exceed the amount set forth under the heading “Commitment” opposite such Bank’s name on Schedule 1.1(A) and/or in the Assignment and Acceptance pursuant to which such Bank became a party hereto, in each case as the same may be changed from time to time pursuant to the terms hereof, including pursuant to an assignment by such Bank in accordance with Section 10.6.

“Commonly Controlled Entity” means an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

“Communications” has the meaning specified in Section 10.2(b).

“Consolidated Capitalization” means, as of any date of determination, the sum of (a) Consolidated Shareholders’ Equity, (b) Consolidated Indebtedness for Borrowed Money and, without duplication, (c) Mandatory Payment Preferred Stock; provided that, for the purpose of calculating compliance with Section 7.2(a), Consolidated Capitalization shall be determined excluding any non-cash reduction, non-cash charge to net income or other non-cash charges or write-offs in accordance with Accounting Standards Codification (“ASC”) 350 “Intangibles – Goodwill and Other,” ASC 360 “Property, Plant, and Equipment,” ASC 323 “Investments – Equity Method and Joint Ventures” and other similar provisions of GAAP.

“Consolidated Indebtedness” means, as of any date of determination, the sum of:

(i) the total Indebtedness for Borrowed Money of the Borrower and its Consolidated Subsidiaries as shown on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, determined without duplication of any Guarantee of Indebtedness of the Borrower by any of its Consolidated Subsidiaries or of any Guarantee of Indebtedness of any such Consolidated Subsidiary by the Borrower or any other Consolidated Subsidiary of the Borrower, plus

(ii) any Mandatory Payment Preferred Stock, less

(iii) the amount of Indebtedness described in clause (i) attributable to amounts then outstanding under receivables facilities or arrangements to the extent that such amounts would not have been shown as Indebtedness on a balance sheet prepared in accordance with GAAP prior to January 1, 1997, less

(iv) the aggregate amount of liabilities constituting Indebtedness for Borrowed Money in respect of any Indexed Debt Security as shown on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, less

(v) to the extent included in clause (i), the aggregate amount of any Guarantees by the Borrower or any of its Consolidated Subsidiaries of any Enable Indebtedness, less

(vi) Non-Recourse Debt.

“Consolidated Shareholders’ Equity” means, as of any date of determination, the total assets of the Borrower and its Consolidated Subsidiaries, less all liabilities of the Borrower and its Consolidated Subsidiaries. As used in this definition, “liabilities” means all obligations that, in accordance with GAAP consistently applied, would be classified on a balance sheet as liabilities (including without limitation (to the extent so classified), (a) Indebtedness; (b) deferred liabilities; and (c) Indebtedness of the Borrower or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of the Borrower or such Consolidated Subsidiary, but in any case excluding as at such date of determination any Junior Subordinated Debt owned by any issuer of Hybrid Equity Securities); provided that “liabilities” shall not include any Guarantees by the Borrower or any of its Consolidated Subsidiaries of any Enable Indebtedness.

“Consolidated Subsidiary” means, with respect to a specified Person at any date, any Subsidiary or any other Person (other than, with respect to the Borrower, any Securitization Subsidiary or any Unrestricted Subsidiary), the accounts of which under GAAP would be consolidated with those of such specified Person in its consolidated financial statements as of such date.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any written agreement, instrument or other written undertaking to which such Person is a party or by which it or any of its property is bound.

“Controlled” means, with respect to any Person, the ability of another Person (whether directly or indirectly and whether by the ownership of voting securities, contract or otherwise) to appoint and/or remove the majority of the members of the board of directors or other governing body of that Person (and “Control” shall be similarly construed).

“Credit Party” means the Administrative Agent or any other Bank.

“Default” means any event or condition that, with the lapse of time or the giving of notice or both, would constitute an Event of Default.

“Default Rate” means, with respect to any overdue amount owed hereunder, a rate per annum equal to (a) in the case of overdue principal with respect to any Loan, the sum of the interest rate in effect at such time with respect to such Loan under Section 3.3, plus 2%; provided that in the case of overdue principal with respect to any Eurodollar Rate Loan, after the end of the Interest Period with respect to such Loan, the Default Rate shall equal the rate set forth in clause (b) below, and (b) in the case of overdue interest with respect to any Loan or other amounts payable hereunder, the sum of the interest rate per annum in effect at such time with respect to ABR Loans, plus 2%.

“Defaulting Bank” means, subject to Section 2.3, any Bank that, as determined by the Administrative Agent or the Borrower, has, or has a direct or indirect parent company that has, (i) become the subject of a voluntary proceeding under any bankruptcy or other debtor relief law or has become the subject of a Bail-In Action, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any voluntary or involuntary proceeding under any bankruptcy or other debtor relief law or any such appointment; provided that a Bank shall not be a Defaulting Bank solely by virtue of the ownership or acquisition of any equity interest in that Bank or any direct or indirect parent company thereof by a governmental authority so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank. Any determination by the Administrative Agent or the Borrower that a Bank is a Defaulting Bank under any one or more of clauses (i) through (iii) above shall be conclusive and binding absent manifest error, and such Bank shall be deemed to be a Defaulting Bank (subject to Section 2.3) upon delivery of written notice by the Administrative Agent or the Borrower of such determination to the Borrower or the Administrative Agent, as applicable, and each Bank.

“Designated Rating” means (a) in the case of S&P, the Borrower’s senior unsecured long-term debt rating or its equivalent (or if such rating is discontinued or unavailable, the Borrower’s corporate credit rating) issued by S&P and (b) in the case of Moody’s, the Borrower’s senior unsecured long-term debt rating or its equivalent (or if such rating is discontinued or unavailable, the Borrower’s long-term issuer rating) issued by Moody’s.

“Dollars” and the symbol “$” mean the lawful currency of the United States.

“Early Funding ABR Loan” has the meaning specified in Section 2.2(a).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a Parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its Parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Applicable Storm” means any Applicable Storm as to which a Storm Certificate has been received by the Administrative Agent and as to which an Other Covenant Trigger Date has not occurred.

“Eligible Assignee” means (i) a Bank; (ii) an Affiliate of a Bank; and (iii) any other financial institution that is a “qualified purchaser” as defined under the Investment Company Act of 1940, as amended, and is approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 10.6, the Borrower, such approval not to be unreasonably withheld.

“Enable” means Enable Midstream Partners, L.P., a publicly traded master limited partnership, in which CNP Midstream, as of the date of this Agreement, owns approximately 54.0% of the common units representing limited partnership interests therein.

“Enable Indebtedness” means Indebtedness of Enable incurred under the Enable Senior Notes, and any refinancings, renewals, replacements, refundings or extensions thereof in accordance with the terms thereof.

“Enable Senior Notes” means Enable’s 2.4% senior notes due 2019 and 3.9% senior notes due 2024.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” means, with respect to any Eurodollar Rate Loan for any applicable Interest Period, the London interbank offered rate administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (the “Screen Rate”) as of 11:00 A. M. London time, two Business Days prior to the beginning of such Interest Period; provided that (x) if any Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement and (y) if a Screen Rate shall not be available at the applicable time for the applicable Interest Period (the “Impacted Interest Period”), then the Eurodollar Rate for the Impacted Interest Period shall be the Interpolated Rate; provided that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; each of the foregoing determinations shall be subject to Section 3.5.

“Eurodollar Rate Loan” means any Loan (other than an ABR Loan) that bears interest at a rate determined by reference to the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” has the meaning specified in Section 4.3(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement between the United States and another country implementing or modifying the provisions of the foregoing and any law, regulation, rule, promulgation, or official agreement implementing such an official government agreement.

“Federal Funds Effective Rate” means, for any day, a fluctuating rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Borrower; provided that, if negative, the Federal Funds Effective Rate shall be deemed to be 0.00%.

“Funding Office” means the office of the Administrative Agent specified in Section 10.2(a) or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Banks.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“General Mortgage Indenture” means the General Mortgage Indenture, dated as of October 10, 2002, between CEHE and The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.), as trustee, as amended, modified or supplemented from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) with respect to which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any principal of any Indebtedness for Borrowed Money (the “primary obligation”) of any other third Person in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary obligation or (iii) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith (and “guaranteed” and “guarantor” shall be construed accordingly).

“Highest Lawful Rate” means, with respect to each Bank, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received with respect to any Loan or on other amounts, if any, due to such Bank pursuant to this Agreement or any other Loan Document under applicable law. “Applicable law” as used in this definition means, with respect to each Bank, that law in effect from time to time that permits the charging and collection by such Bank of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated including the laws of each State that may be held to be applicable, and of the United States, if applicable.

“Hybrid Equity Securities” means, on any date of determination, any securities issued by the Borrower or a Restricted Subsidiary, other than common stock, that meet the following criteria: (a) the Borrower demonstrates that such securities are classified, at the time they are issued, as possessing a minimum of “intermediate equity content” by S&P and “Basket C equity credit” by Moody’s (or the equivalent classifications then in effect by such agencies) and (b) such securities require no repayments or prepayments and no mandatory redemptions or repurchases, in each case, prior to at least 91 days after the later of the termination or expiration of the Commitments and the repayment in full of the obligations hereunder. As used in this definition, “mandatory redemption” shall not include conversion of a security into common stock.

“Impacted Interest Period” has the meaning set forth in the definition of “Eurodollar Rate”.

“Indebtedness” of any Person means the sum, without duplication, of (a) all items (other than Capital Stock, capital surplus, retained earnings, other comprehensive income, treasury stock and any other items that would properly be included in shareholder equity) that, in accordance with GAAP consistently applied, would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date on which the Indebtedness is to be determined, (b) all obligations of such Person, contingent or otherwise, as account party or applicant (or equivalent status) in respect of any standby letters of credit or equivalent instruments, and (c) without duplication, the amount of Guarantees by such Person of items described in clauses (a) and (b); provided, however, that Indebtedness of a Person shall not include (i) any Junior Subordinated Debt owned by any issuer of Hybrid Equity Securities, (ii) any Guarantee by the Borrower or

its Subsidiaries of payments with respect to any Hybrid Equity Securities, (iii) any Securitization Securities or (iv) any Hybrid Equity Securities.

“Indemnified Liabilities” has the meaning specified in Section 10.5(a).

“Indemnified Persons” has the meaning specified in Section 10.5(a).

“Indemnified Taxes” has the meaning specified in Section 4.3(a).

“Indexed Asset” means, with respect to any Indexed Debt Security, (i) any security or commodity that is deliverable upon maturity of such Indexed Debt Security to satisfy the obligations under such Indexed Debt Security at maturity or (ii) any security, commodity or index relating to one or more securities or commodities used to determine or measure the obligations under such Indexed Debt Security at maturity thereof.

“Indexed Debt Securities” means (a) the ZENS and (b) any other security issued by the Borrower or any Consolidated Subsidiary of the Borrower that (i) (x) in accordance with GAAP, is shown on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as Indebtedness or a liability and (y) the obligations at maturity of which may under certain circumstances be satisfied completely by the delivery of, or the amount of such obligations are determined by reference to, (1) one or more equity securities owned by the Borrower or any of its Consolidated Subsidiaries which is issued by one or more issuers other than the Borrower or any such Consolidated Subsidiary or (2) an underlying commodity or security owned by the Borrower or any of its Consolidated Subsidiaries, (ii) with respect to which the Borrower or any Consolidated Subsidiary of the Borrower either (x) owns or has in effect rights providing substantially the economic effect, in such context, of owning, a sufficient amount of the Indexed Asset relating thereto to satisfy completely its obligations at maturity thereof or (y) has in effect a hedging arrangement sufficient to enable it to satisfy completely its obligations at maturity thereof and (iii) with respect to which the liabilities have increased from the amount of liabilities in respect thereof at the time of their issuance by reason of an increase in the price of the Indexed Asset relating thereto, the excess of (x) the aggregate amount of liabilities in respect of such Indexed Debt Securities at the time of determination over (y) the initial amount of liabilities in respect of such Indexed Debt Securities at the time of their issuance, provided that at the time of determination such increase in the price of the Indexed Asset relating to such Indexed Debt Securities has not been recorded in such consolidated balance sheet.

“Information” has the meaning specified in Section 6.1(n).

“Insolvency” means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA (and “Insolvent” shall be construed accordingly for such purposes).

“Interest Period” means, for each Eurodollar Rate Loan comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Loan or the date of the conversion of any Loan into such Eurodollar Rate Loan, as the case may be, and ending on the last day of the period selected by the Borrower pursuant to Section 2.2 or 3.6, as the case may be, and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to Section 3.6. The duration of each such Interest Period shall be one week or one, two, three or six months (or nine or twelve months if approved by all of the Banks), as Borrower may select by notice pursuant to Section 2.2 or 3.6 hereof, provided, however, that:

(i) any Interest Period in respect of a Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date;

(ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day, and

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Interpolated Rate” means, at any time, for any Impacted Interest Period, the rate per annum (rounded to the same number of decimal places as the relevant Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which the applicable Screen Rate is available for Dollars) that is shorter than the Impacted Interest Period and (b) the applicable Screen Rate for the shortest period (for which such Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, as of 11:00 A. M. London time, two Business Days prior to the beginning of such Impacted Interest Period; provided that, to the extent the rate referenced in clause (a) above would be the overnight rate but for the fact that the overnight rate is no longer a Screen Rate, the applicable Screen Rate for purposes of clause (a) above shall be deemed to be the overnight rate for Dollars determined by the Administrative Agent from such service as the Administrative Agent may select.

“Investment” has the meaning specified in Section 7.2(g).

“IRS” means the United States Internal Revenue Service.

“Joint Venture” means any joint venture (whether in the form of a partnership, limited liability company, corporation or other business entity) in which the Borrower directly or indirectly owns at least 50% of the Capital Stock.

“Joint Venture Entity” means any Joint Venture, any Wholly-Owned Subsidiary of a Joint Venture or any JV Subsidiary.

“Junior Subordinated Debt” means subordinated debt of the Borrower or any Subsidiary of the Borrower (i) that is issued to an issuer of Hybrid Equity Securities in connection with the issuance of such Hybrid Equity Securities, (ii) the payment of the principal of which and interest on which is subordinated (with certain exceptions) to the prior payment in full in cash or its equivalent of all senior indebtedness of the obligor thereunder and (iii) that has an original tenor no earlier than 30 years from the issuance thereof.

“JV Subsidiary” means any Wholly-Owned Subsidiary of the Borrower that directly holds Capital Stock of a Joint Venture.

“Lead Arranger” means Mizuho Bank, Ltd., in its capacity as sole lead arranger and sole bookrunner.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, security interest, encumbrance or lien of any kind whatsoever (including any Capital Lease).

“Loan” has the meaning specified in Section 2.1(a).

“Loan Documents” means this Agreement and the Notes.

“Loan Percentage” means, as to any Bank at any time, a fraction (expressed as a percentage) the numerator of which is the amount of such Bank’s Commitment or, if the Commitments shall have terminated, the Outstanding Extensions of Credit of such Bank then outstanding, and the denominator of which is the Total Commitments then in effect or, if the Commitments shall have terminated, the Total Outstanding Extensions of Credit then outstanding; provided that in the case of Section 2.3 when a Defaulting Bank shall exist, “Loan Percentage” shall mean the percentage of the Total Commitments or, if the Commitments shall have terminated, the Outstanding Extensions of Credit (disregarding any Defaulting Bank’s Commitment or, if the Commitments shall have terminated, the Outstanding Extensions of Credit of such Defaulting Bank then outstanding) represented by such Bank’s Commitment or, if the Commitments shall have terminated, such Bank’s Outstanding Extensions of Credit.

“Local Distribution Company” means a company that owns and/or operates the equipment and facilities for distributing natural gas or electric energy within a local region and delivers it to end-user customers.

“Majority Banks” means, at any time, subject to Section 2.3, Banks having Commitments in excess of 50% of the Total Commitments then in effect or, if the Commitments shall have terminated, Banks having Outstanding Extensions of Credit in excess of 50% of the Total Outstanding Extensions of Credit then outstanding; provided that (x) the Commitments, or Outstanding Extensions of Credit, as applicable, of any Bank that is an Affiliate of the Borrower and (y) the Commitments, or Outstanding Extensions of Credit, as applicable, of any Defaulting Bank shall, in each case, be excluded for purposes of making a determination of Majority Banks.

“Mandatory Payment Preferred Stock” means any preference or preferred stock of the Borrower or of any Consolidated Subsidiary (other than (x) any preference or preferred stock issued to the Borrower or its Subsidiaries, (y) Hybrid Equity Securities, and (z) Junior Subordinated Debt) that is subject to mandatory redemption, sinking fund or retirement provisions (regardless of whether any portion thereof is due and payable within one year).

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means any material adverse effect on the ability of the Borrower to perform its obligations under the Loan Documents on a timely basis (it being understood that Material Adverse Effect shall not include the effect of any True-Up Litigation).

“Maturity Date” means May 15, 2021.

“MLP” means one or more master limited partnerships formed by the Borrower or its Wholly-Owned Subsidiaries.

“MLP GP” means any general partner of any MLP and any general partner of the general partner of any MLP.

“MLP LP” means any limited partner in an MLP.

“MLP Subsidiary” means a Wholly-Owned Subsidiary of any MLP.

“MLP Unrestricted Subsidiary” means any MLP, MLP GP, MLP LP or MLP Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc. and any successor rating agency.

“Multiemployer Plan” means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Tangible Assets” means the total assets of the Borrower, its Consolidated Subsidiaries and the Unrestricted Subsidiaries (other than MLP Unrestricted Subsidiaries), minus goodwill and other intangible assets as shown on the balance sheet of the Borrower, its Consolidated Subsidiaries and the Unrestricted Subsidiaries (other than MLP Unrestricted Subsidiaries) delivered pursuant to Section 7.1(a) in respect of the most recently ended fiscal quarter of the Borrower.

“Non-Recourse Debt” means (i) any Indebtedness for Borrowed Money incurred by any Project Financing Subsidiary to finance the acquisition, improvement, installation, design, engineering, construction, development, completion, maintenance or operation of, or otherwise to pay costs and expenses relating to or incurred in connection with providing financing for, any project, which Indebtedness for Borrowed Money does not provide for recourse against the Borrower or any Subsidiary of the Borrower (other than a

Project Financing Subsidiary and such recourse as exists under a Performance Guaranty) or any property or asset of the Borrower or any Subsidiary of the Borrower (other than Capital Stock of, or the property or assets of, a Project Financing Subsidiary and such recourse as exists under a Performance Guaranty) and (ii) any refinancing of such Indebtedness for Borrowed Money that does not increase the outstanding principal amount thereof (other than to pay costs incurred in connection therewith and the capitalization of any interest, fees, premium or penalties) at the time of the refinancing or increase the property subject to any Lien securing such Indebtedness for Borrowed Money or otherwise add additional security or support for such Indebtedness for Borrowed Money.

“Non-U.S. Bank” has the meaning specified in Section 4.3(e)(ii).

“Note” means a promissory note of the Borrower in favor of a Bank evidencing the Loans made by such Bank in substantially the form of Exhibit D.

“Notice of Borrowing” means a notice of borrowing, substantially in the form of Exhibit A.

“Notice of Interest Conversion/Continuation” has the meaning specified in Section 3.6(c).

“Original Mortgage” means the Mortgage and Deed of Trust, dated as of November 1, 1944, by CEHE to The Bank of New York Trust Company, N.A. (as successor to South Texas Commercial National Bank of Houston), as Trustee, as amended, modified or supplemented from time to time.

“Other Covenant Trigger Date” means, for any Applicable Storm as to which a Storm Certificate has been received by the Administrative Agent, the earliest to occur of (x) the issuance, in one or more transactions, of Securitization Securities in respect of all Storm Restoration Cost Recoveries arising in connection with such Applicable Storm, (y) the first anniversary of the delivery of such Storm Certificate, and (z) the revocation by the Borrower of such Storm Certificate in accordance with Section 7.2(i).

“Other Taxes” has the meaning specified in Section 4.3(b).

“Outstanding Extensions of Credit” means, as to any Bank at any time, an amount equal to the aggregate principal amount of all Loans made by such Bank then outstanding.

“Parent” means, with respect to any Bank, any Person as to which such Bank is, directly or indirectly, a subsidiary.

“Participant” has the meaning specified in Section 10.6(b).

“Participant Register” has the meaning specified in Section 10.6(b).

“Patriot Act” has the meaning specified in Section 10.18.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Performance Guaranty” means any guaranty issued in connection with any Non-Recourse Debt that (i) if secured, is secured only by assets of or Capital Stock of a Project Financing Subsidiary, and (ii) guarantees to the provider of such Non-Recourse Debt or any other Person (a) performance of the improvement, installment, design, engineering, construction, acquisition, development, completion, maintenance or operation of, or otherwise affects any such act in respect of, all or any portion of the project that is financed by such Non-Recourse Debt, (b) completion of the minimum agreed equity or other contributions or support to the relevant Project Financing Subsidiary, or (c) performance by a Project Financing Subsidiary of obligations to Persons other than the provider of such Non-Recourse Debt.

“Permitted Liens” means, with respect to any Person:

(a) Liens for taxes, assessments or other governmental charges that are not delinquent or that remain payable without any penalty, or the validity or amount of which is contested in good faith by appropriate proceedings, provided, however, that adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, and provided, further, that any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of such Person or any Subsidiary of such Person by reason of such Lien has not matured, or has been, and continues to be, effectively enjoined or stayed;

(b) landlord Liens for rent not yet due and payable and Liens for materialmen, mechanics, warehousemen, carriers, employees, workmen, repairmen and other similar nonconsensual Liens imposed by operation of law, for current wages or accounts payable or other sums not yet delinquent, in each case arising in the ordinary course of business or, if overdue, that are being contested in good faith by appropriate proceedings, provided, however, that any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of such Person or any Subsidiary of such Person by reason of such Lien has not matured, or has been, and continues to be, effectively enjoined or stayed;

(c) Liens (other than any Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Code, ERISA or any environmental law, order, rule or regulation) incurred or deposits made, in each case, in the ordinary course of business, (i) in connection with workers’ compensation, unemployment insurance and other types of social security or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance or payment bonds, purchase, construction, sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property;

(d) Liens (other than Liens for taxes, assessments or other governmental charges) arising out of or in connection with any litigation or other legal proceeding that is being contested in good faith by appropriate proceedings; provided, however, that adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP; and provided, further, that, subject to Section 8.1(i) (so long as such Lien is discharged or released within 60 days of attachment thereof), any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of such Person or any Subsidiary of such Person by reason of such Lien has not matured, or has been, and continues to be, effectively enjoined or stayed;

(e) precautionary filings under the applicable Uniform Commercial Code made by a lessor with respect to personal property leased to such Person or any Subsidiary of such Person;

(f) other non-material Liens or encumbrances none of which secures Indebtedness for Borrowed Money of the Borrower or any of its Subsidiaries or interferes materially with the use of the Property affected in the ordinary conduct of Borrower’s or its Subsidiaries’ business and which, individually or in the aggregate, do not have a Material Adverse Effect;

(g) easements, rights-of-way, restrictions and other similar encumbrances and exceptions to title existing or incurred in the ordinary course of business that, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole;

(h)    (i) Liens created by Capital Leases, provided that the Liens created by any such Capital Lease attach only to the Property leased to the Borrower or one of its Subsidiaries pursuant thereto, (ii) purchase money Liens securing Indebtedness of the Borrower or any of its Subsidiaries (including such Liens securing such Indebtedness incurred within twelve months of the date on which such Property was acquired), provided that all such Liens attach only to the Property purchased with the proceeds of the Indebtedness secured thereby and only secure the Indebtedness incurred to finance such purchase, (iii) Liens on receivables, customer charges, notes, ownership interests, contracts or contract rights created in connection with a sale, securitization or monetization of such receivables, customer charges, notes, ownership interests, contracts or contract rights, and Liens on rights of the Borrower or any Subsidiary related to such receivables, customer charges, notes, ownership interests, contracts or contract rights which are transferred to the purchaser of such receivables, customer charges, notes, ownership interests, contracts or contract rights in connection with such sale, securitization or monetization, provided that such Liens secure only the obligations of the Borrower or any of its Subsidiaries in connection with such sale, securitization or monetization and (iv) Liens created by leases that do not constitute Capital Leases at the time such leases are entered into, provided that the Liens created thereby attach only to the Property leased to the Borrower or one of its Subsidiaries pursuant thereto;

(i) Liens on cash and short-term investments (i) deposited by the Borrower or any of its Subsidiaries in accounts with or on behalf of futures contract brokers or other counterparties or (ii) pledged by the Borrower or any of its Subsidiaries, in the case of clause (i) or (ii) to secure its obligations with respect to contracts (including physical delivery, option (whether cash or financial), exchange, swap and futures contracts) for the purchase or sale of any energy-related commodity or interest rate or currency rate management contracts;

(j) Liens on (i) Property owned by a Project Financing Subsidiary or (ii) equity interests in a Project Financing Subsidiary (including in each case a pledge of partnership interests, common stock or membership interests in a limited liability company) securing Indebtedness of the Borrower or any of its Subsidiaries incurred in connection with a Project Financing; and

(k) Liens on equity interests in an Unrestricted Subsidiary (including in each case a pledge of partnership interests, common stock or membership interests in a limited liability company) securing, subject to Section 7.2(g), Indebtedness of such Unrestricted Subsidiary.

“Permitted MLP/JV Asset Transfer” means any contribution, disposition or other transfer by the Borrower or any of its Subsidiaries of property or assets of, or equity interests in, any natural gas pipeline Subsidiary or field services Subsidiary (other than any Local Distribution Company) to any MLP, any MLP Subsidiary, any Joint Venture or any Wholly-Owned Subsidiary of a Joint Venture, including by way of any merger or consolidation of any natural gas pipeline Subsidiary or field services Subsidiary (other than any Local Distribution Company) into or with any MLP, MLP Subsidiary, Joint Venture or Wholly-Owned Subsidiary of a Joint Venture (it being understood that a series of substantially contemporaneous transactions that results in the transfer of property or assets of, or equity interests in, any natural gas pipeline Subsidiary or field services Subsidiary (other than any Local Distribution Company) to any MLP, MLP Subsidiary, Joint Venture or Wholly-Owned Subsidiary of a Joint Venture shall constitute a Permitted MLP/JV Asset Transfer) so long as (x) such contribution, disposition or other transfer shall not have the effect of causing the Designated Ratings to be downgraded such that, within 90 days following the public announcement of such contribution, disposition or other transfer, the Designated Ratings or applicable Designated Rating, as applicable, shall be BBB+/Baa1 (as issued by S&P and Moody’s, respectively) or lower as set forth in clauses (a) through (d) of the immediately succeeding sentence (provided that, if prior to the expiration of such 90-day period, any of S&P and Moody’s makes a public announcement that it is considering a possible ratings change as a result of such Permitted MLP/JV Asset Transfer but does not downgrade the applicable Designated Rating within such 90-day period, such 90-day period shall be extended until the earliest to occur of (I) the expiration of an additional 30-day period, (II) the withdrawal of such public announcement or the making of another public announcement that such Rating Agency is no longer considering a possible ratings change as a result of such contribution, disposition or other transfer and (III) the downgrading by such Rating Agency of the applicable Designated Rating as a result of such contribution, disposition or other transfer) and (y) if the Borrower forms any MLP, it shall, at all times while such

MLP is in existence, Control the general partner of such MLP, unless the Borrower ceases to Control such general partner as a result of one or more transactions that are permitted under Section 7.2(c) (other than clause (G) thereof). For purposes of clause (x) above, (a) if the Designated Ratings differ (i) by one level, the Designated Rating for determining whether a contribution, disposition or other transfer is permissible pursuant to the terms of this Agreement shall be based upon the higher of such Designated Ratings; (ii) by two levels, the Designated Rating for determining whether a contribution, disposition or other transfer is permissible pursuant to the terms of this Agreement shall be based upon the level between such Designated Ratings; (iii) by more than two levels, the Designated Rating for determining whether a contribution, disposition or other transfer is permissible pursuant to the terms of this Agreement shall be based upon the level which is one level above the lower of such Designated Ratings; (b) if only one of the two Rating Agencies issues a Designated Rating, the Designated Rating for determining whether a contribution, disposition or other transfer is permissible pursuant to the terms of this Agreement shall be based upon such Designated Rating; (c) if the Designated Ratings established by either of the two Rating Agencies shall be changed (other than as a result of a change in the rating system of such Rating Agency), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency (it being understood that a change in outlook status (e.g., watch status, negative outlook status) does not constitute a change in any Designated Rating for purposes hereof); and (d) if the rating system of either Rating Agency shall change, or if either Rating Agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Administrative Agent shall negotiate in good faith if necessary to amend this definition and the definitions of “Designated Rating” and “Rating Agencies” to reflect such changed rating system or the unavailability of Designated Ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Designated Rating for determining whether a contribution, disposition or other transfer is permissible pursuant to the terms of this Agreement shall be determined by reference to the Designated Rating of such Rating Agency most recently in effect prior to such change or cessation.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture, government (or any political subdivision or agency thereof) or any other entity of whatever nature.

“Plan” means, at a particular time with respect to the Borrower, any employee benefit plan that is covered by ERISA and in respect of which Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Platform” has the meaning specified in Section 10.2(b).

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “prime rate” in the U.S., or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” interest rate, or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as reasonably determined by the Administrative Agent).

“Project Financing” means any Indebtedness or lease obligations that do not constitute Capital Leases at the time such leases are entered into, in each case that are incurred to finance a project or group of projects (including any construction financing) to the extent that such Indebtedness (or other obligations) expressly are not recourse to the Borrower or any of its Restricted Subsidiaries (other than a Project Financing Subsidiary) or any of their respective Property other than the Property of a Project Financing Subsidiary and equity interests in a Project Financing Subsidiary (including in each case a pledge of partnership interests, common stock or membership interests in a limited liability company).

“Project Financing Subsidiary” means any Restricted Subsidiary of the Borrower (or any other Person in which Borrower directly or indirectly owns a 50% or less interest) whose principal purpose is to incur Project Financing or to become an owner of interests in a Person so created to conduct the business activities for which such Project Financing was incurred, and substantially all the fixed assets of which Subsidiary or Person are those fixed assets being financed (or to be financed) in whole or in part by one or more Project Financings.

“Property” means any interest or right in any kind of property or asset, whether real, personal or mixed, owned or leased, tangible or intangible and whether now held or hereafter acquired.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Bank” has the meaning specified in Section 10.2(b).

“PUCT” means the Public Utility Commission of Texas.

“Purchasing Banks” has the meaning specified in Section 10.6(c).

“Rating Agencies” means (a) S&P and (b) Moody’s.

“Reference Bank” means such bank, other than Bank of America, N.A., as may be selected by the Administrative Agent and is reasonably acceptable to the Borrower.

“Reference Bank Rate” means, for any Interest Period, the arithmetic mean of the rates (rounded upwards to four decimal places) supplied to the Administrative Agent at its request by at least two Reference Banks as of 11:00 A.M. London time, two Business

Days prior to the beginning of such Interest Period as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in Dollars and for such Interest Period, were it to do so by asking for and then accepting interbank offers in reasonable market size in Dollars and for such Interest Period.

“Reference Stock” means shares of common stock of AT&T Inc. and Charter Communications, Inc. and any other Reference Shares (as defined in the ZENS Indenture).

“Register” has the meaning specified in Section 10.6(d).

“Regulation U” means Regulation U of the Board or any other regulation hereafter promulgated by the Board to replace the prior Regulation U and having substantially the same function.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA and PBGC Reg. § 4043, other than those events as to which the thirty-day notice period is waived under PBGC Reg. § 4043 or other regulations, notices or rulings issued by the PBGC.

“Requirement of Law” means, as to any Person, any law, statute, ordinance, decree, requirement, order, judgment, rule or regulation of any Governmental Authority.

“Responsible Officer” means, with respect to any Person, its chief financial officer, chief accounting officer, assistant treasurer, treasurer or controller of such Person or any other officer of such Person whose primary duties are similar to the duties of any of the previously listed officers of such Person.

“Restricted Subsidiaries” means all Subsidiaries of the Borrower other than Unrestricted Subsidiaries.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to the rating agency business thereof.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, limited to Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled or 50% or more owned by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including, without limitation, those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“Screen Rate” has the meaning set forth in the definition of “Eurodollar Rate”.

“SEC” means the Securities and Exchange Commission and any successor thereto.

“Secured Indebtedness” means, with respect to any Person, all Indebtedness secured (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured) by any Lien on any Property (including accounts and contract rights) owned by such Person or any of its Subsidiaries, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided, however, that Indebtedness of an Unrestricted Subsidiary, Joint Venture Entity or Project Financing Subsidiary shall not be deemed to be Secured Indebtedness of the Borrower or any Significant Subsidiary solely as a result of being secured by Liens on Capital Stock of such Unrestricted Subsidiary, Joint Venture Entity or Project Financing Subsidiary.

“Securitization Securities” means (i) transition bonds issued pursuant to the Texas Electric Choice Plan if (and only if) no recourse may be had to the Borrower or any of its Subsidiaries (or to their respective assets) for the payment of such obligations, other than the issuer of the bonds and its assets, provided that payment of transition charges by any retail electric provider (“REP”) in accordance with such legislation, whether or not such REP has collected such charges from the retail electric customers, shall not be deemed “recourse” hereunder, including any REP that is a Subsidiary of the Borrower or a division of an Affiliate of the Borrower or any Affiliate of the Borrower, and (ii) bonds issued to securitize the regulatory assets and related rights of the Borrower or any of its Subsidiaries arising in connection with the recovery of the costs of restoration, repair and related matters following Hurricane Ike or any Effective Applicable Storm if (and only if) recourse for the payment of debt service of such bonds is limited to such regulatory assets and related rights; it being understood that obligations of the “servicer” in the form of standard servicer undertakings shall not constitute “recourse”.

“Securitization Subsidiary” means a special purpose subsidiary created to issue Securitization Securities.

“SIGECO” means Southern Indiana Gas & Electric Company, an Indiana corporation, and a Wholly-Owned Subsidiary of the Borrower.

“SIGECO Mortgage Indenture” means the Mortgage and Deed of Trust, dated as of April 1, 1932, between SIGECO and Deutsche Bank Trust Company Americas (as successor to Bankers Trust Company), as Trustee, as amended, modified or supplemented from time to time.

“Significant Subsidiary” means (i) for the purposes of determining what constitutes an “Event of Default” under Sections 8.1(f), (g), (h), (i) and (j), a Subsidiary of the Borrower (other than a Project Financing Subsidiary) whose total assets represent at least 10% of the total assets of the Borrower, on a consolidated basis and (ii) for all other purposes the “Significant Subsidiaries” shall be those Subsidiaries of the Borrower whose total assets represent at least 10% of the total assets of the Borrower on a consolidated basis, in the case of each of (i) and (ii), as determined in accordance with GAAP for the Borrower’s most recently completed fiscal year and identified in the certificate most recently delivered pursuant to Section 7.1(a)(vi); provided, however, that the Subsidiaries set forth on Schedule 6.1(p) shall be deemed to be Significant Subsidiaries for purposes of the Borrower’s fiscal year ended December 31, 2018; provided, further, that no Securitization Subsidiary or Unrestricted Subsidiary shall be deemed to be a Significant Subsidiary or subject to the restrictions, covenants or Events of Default under this Agreement.

“Single Employer Plan” means any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Storm Certificate” means, as to any Applicable Storm, a certificate executed by a Responsible Officer of the Borrower certifying that:

(i) such Responsible Officer reasonably believes that an Applicable Storm has occurred and providing the date of such occurrence and reasonable detail of such Applicable Storm;

(ii) such Responsible Officer reasonably believes that the system restoration costs (as defined in the Texas Recovery Law) incurred by the Borrower and its Subsidiaries in connection with such Applicable Storm (before giving effect to any insurance, government grants and other recoveries that the Borrower and its Subsidiaries may receive in connection with such Applicable Storm) are reasonably likely to exceed $100,000,000 in a consecutive twelve-month period;

(iii) the Borrower (or a Subsidiary thereof) intends to seek to use securitization financing provided for in the Texas Recovery Law to recover all or a part of such system restoration costs relating to such Applicable Storm;

(iv) after giving effect to the delivery of such Storm Certificate, the representations and warranties of the Borrower contained in Section 6.1 of this Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date of such certificate (except for (i) those representations or warranties or parts thereof that, by their terms, expressly relate solely to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date and (ii) the representations and warranties contained in Sections 6.1(j) and (k) which shall not be required to be made), as though made on and as of the date of such certificate; and

(v) after giving effect to the delivery of such Storm Certificate, no Default or Event of Default has occurred and is continuing.

“Storm Certificate Effective Date” means, for any Storm Certificate, the date of the receipt of such Storm Certificate by the Administrative Agent.

“Storm Restoration Cost Recoveries” means the amount expected or remaining to be collected from customers in respect of the costs and expenses incurred in the repair or replacement of the electric transmission and/or distribution system supporting operations of CEHE and its Consolidated Subsidiaries and related recovery arising from Hurricane Ike or any Effective Applicable Storm, as the case may be.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which more than 50% of the outstanding shares of Capital Stock or other ownership interests having ordinary voting power (other than Capital Stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, through one or more Subsidiaries of such Person, by such Person; provided, however, that no Securitization Subsidiary shall be deemed to be a Subsidiary of the Borrower for any purposes under this Agreement.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement”.

“Taxes” has the meaning specified in Section 4.3(a).

“Termination Date” means the Maturity Date or any earlier date on which all unpaid principal amounts of the Loans hereunder have been declared due and payable in accordance with this Agreement.

“Texas Recovery Law” means Section 36.401 et seq. of the Texas Utilities Code, as amended from time to time.

“Total Commitments” means the aggregate amount of the Commitments of all Banks then in effect, on the date hereof and prior to the making of the Loans pursuant to Section 2.1, which, as of the date hereof is $1,000,000,000. The Total Commitments shall automatically terminate after the funding of the Loans to be made by the Banks on the date hereof pursuant to Section 2.1.

“Total Outstanding Extensions of Credit” means, at any time, the aggregate amount of the Outstanding Extensions of Credit of all Banks outstanding at such time.

“Tranche” means the collective reference to Eurodollar Rate Loans, the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Transfer Effective Date” has the meaning specified in Section 10.6(c).

“Transferee” has the meaning specified in Section 10.16.

“Triggering Event” has the meaning specified in Section 4.7(b).

“True-Up Litigation” means any litigation or other proceeding in connection with the determination by the PUCT of the recovery by the Borrower and its Subsidiaries of stranded costs and other amounts to be recovered in the true-up process.

“Type” refers to the determination of whether a Loan is an ABR Loan or a Eurodollar Rate Loan (or a Borrowing comprised of such Loans).

“United States” means the United States of America.

“Unrestricted Subsidiary” means (a) any MLP Unrestricted Subsidiary, (b) any Joint Venture Entity that is a Subsidiary of the Borrower, (c) any Subsidiary of the Borrower that is designated by the Borrower as an Unrestricted Subsidiary in accordance with this definition and (d) any direct or indirect Subsidiary of any of the foregoing. The Borrower may at any time designate any Subsidiary of the Borrower as an Unrestricted Subsidiary if (x) the aggregate amount of net tangible assets of all Unrestricted Subsidiaries (other than MLP Unrestricted Subsidiaries) at the time of designation does not exceed, or would not exceed as a result of such designation, 10% of the Net Tangible Assets, (y) such designation and the Investment of the Borrower in such Subsidiary complies with the limitations in Section 7.2(g) and (z) such Subsidiary: (i) has no Indebtedness with recourse to the Borrower and the Restricted Subsidiaries except that permitted under Section 7.2(g); (ii) is not party to any agreement, contract, arrangement or understanding with the Borrower or any Significant Subsidiary of the Borrower unless the terms of any such agreement, contract, arrangement or understanding and related transactions are substantially no less favorable to the Borrower or such Significant Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower; (iii) is a Person with respect to which neither the Borrower nor any of its Significant Subsidiaries has any direct or indirect obligation that violates Section 7.2(g) (A) to subscribe for additional Capital Stock of such Person or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and (iv) does not, either alone or in the aggregate, operate, directly or indirectly, all or substantially all of the business of the Borrower and its Subsidiaries.

Any designation of a Subsidiary of the Borrower as an Unrestricted Subsidiary shall be evidenced by a certificate of a Responsible Officer of the Borrower providing for such designation and certifying that such designation complied with the preceding conditions and was permitted by Section 7.2(g), which certificate shall be delivered to the Administrative Agent. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Borrower as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 7.2(g), the Borrower shall be in default of such covenant. The Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by such Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under this Agreement calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

“Utility Holding, LLC” means Utility Holding, LLC, a Delaware limited liability company and a Wholly-Owned Subsidiary of the Borrower.

“Wholly-Owned”, when used in reference to any Subsidiary of any Person, means that all the outstanding Capital Stock (other than directors’ qualifying shares required by law) of such Subsidiary is at the time owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“ZENS” means the 2.0% Zero-Premium Exchangeable Subordinated Notes due 2029 issued pursuant to the ZENS Indenture by the Borrower in an initial aggregate face amount of $999,999,943.25 and the obligations at maturity of which may be determined by reference to shares of Reference Stock.

“ZENS Indenture” means the Indenture entered into by the Borrower in connection with the issuance of the ZENS, together with all instruments and other agreements entered into by the Borrower in connection therewith.

SECTION 1.2. Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a “Eurodollar Loan” or an “ABR Loan” and a “Eurodollar Borrowing” or an “ABR Borrowing”).

SECTION 1.3. Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have such defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (ii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (iv) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time, and (v) references to any Person shall, unless otherwise specified, be construed to include such Person’s successors and assigns.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 1.4. Accounting Terms; GAAP. Except as otherwise expressly provided in this Agreement, all terms of an accounting or financial nature in this Agreement shall be construed in accordance with GAAP; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision of this Agreement to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Majority Banks request an amendment to any provision of this Agreement for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance with this Agreement. Notwithstanding any other provision contained herein, GAAP will be deemed for all purposes hereof to treat leases that would have been classified as operating leases in accordance with GAAP as in effect on December 31, 2014, in a manner consistent with the treatment of such leases under GAAP as in effect on December 31, 2014, notwithstanding any modifications or interpretive changes thereto or implementations of any such modifications or interpretive changes that may have occurred thereafter.

SECTION 1.5. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

ARTICLE II

AMOUNTS AND TERMS OF THE LOANS

SECTION 2.1. The Commitments.

(a) Each Bank severally agrees, on the terms and subject to the conditions hereinafter set forth, to make a loan (each such loan, a “Loan”) to the Borrower on the Closing Date in an aggregate principal amount that will not result in (i) such Bank’s Outstanding Extensions of Credit exceeding such Bank’s Commitment or (ii) the Total Outstanding Extensions of Credit exceeding the Total Commitments; provided that no Loan shall be made as a Eurodollar Rate Loan with an Interest Period ending after the Maturity Date. Each Bank’s Commitment shall automatically terminate upon funding of the Loans to be made by it on the date hereof. Any Loan that is repaid may not be reborrowed.

(b) Each Borrowing shall be denominated in Dollars and shall consist of Loans of the same Type made on the same day by the Banks ratably according to their respective Loan Percentages. Each Borrowing of Eurodollar Rate Loans by the Borrower shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof; provided that no more than ten Eurodollar Tranches shall be outstanding at any time. Each Borrowing of ABR Loans by the Borrower shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof. Within the limits of the applicable Commitments, the Borrower may borrow and prepay pursuant to Section 4.5. The principal amount outstanding on the Loans and all other amounts accrued hereunder shall be due and payable on the Termination Date, together with accrued and unpaid interest thereon.

SECTION 2.2. Procedure for Loan Borrowing.

(a) The Borrower may borrow Loans on the Closing Date; provided that the Borrower shall give the Administrative Agent irrevocable oral notice or written notice pursuant to a Notice of Borrowing, which shall be signed by the Borrower and shall specify therein the requested (i) date of such Borrowing, (ii) Type of Loans comprising such Borrowing, (iii) aggregate amount of such Borrowing and (iv) Interest Period for the Loans comprising such Borrowing (in the case of any Borrowing of Eurodollar Rate Loans):

(i) not later than 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing of Eurodollar Rate Loans;

(ii) not later than 1:00 P.M. (New York City time) on the Business Day immediately preceding the date of the proposed Borrowing in the case of a Borrowing of Early Funding ABR Loans; and

(iii) not later than 1:00 P.M. (New York City time) on the same Business Day of the proposed Borrowing in the case of a Borrowing of any other ABR Loans.

With respect to any oral notice of borrowing given by the Borrower, the Borrower shall promptly thereafter confirm such notice in writing pursuant to a Notice of Borrowing. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Bank thereof. Each Bank shall, before 3:00 P.M. (New York City time) on the requested Borrowing Date, make available to the Administrative Agent at the Funding Office, in immediately available funds, such Bank’s applicable Loan Percentage of such Borrowing; provided, however, that, in the event of a requested ABR Loan with respect to which the Borrower has delivered its Notice of Borrowing on the Business Day immediately preceding the requested Borrowing Date (an “Early Funding ABR Loan”), each Bank shall make its applicable Loan Percentage of such Borrowing available before 10:00 A.M. (New York City time) on the requested Borrowing Date. The Administrative Agent shall, no later than 4:00 P.M. (New York City time) on such date (or no later than 11:00 A.M. (New York City time), in the case of an Early Funding ABR Loan), make available to the Borrower the proceeds of the Loans received by the Administrative Agent hereunder by crediting such account of the Borrower which the Administrative Agent and the Borrower shall from time to time designate. Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

(b) Unless the Administrative Agent shall have received notice from a Bank at least two hours prior to the applicable time described in clause (a) above by which such Bank is required to deliver its funds to the Administrative Agent with respect to any Borrowing that such Bank will not make available to the Administrative Agent such Bank’s applicable Loan Percentage of such Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.2(a) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such date of Borrowing, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times (ii) the amount of such Bank’s applicable Loan Percentage of such Borrowing, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such date of Borrowing to the date on which such Bank’s applicable Loan Percentage of such Borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this Section 2.2(b) shall be conclusive in the absence of manifest error. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Loan as part of such Borrowing for purposes of this Agreement. If such Bank’s applicable Loan Percentage of such Borrowing is not in fact made available to the Administrative Agent by such Bank within one (1) Business Day of such date of Borrowing, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum, equal to (i) the Alternate Base Rate (in the case of ABR Loans) or (ii) the Federal Funds Effective Rate (in the case of Eurodollar Rate Loans), on demand, from the Borrower.

(c) The failure of any Bank to make the Loan to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Borrowing.

SECTION 2.3. Defaulting Banks.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Bank becomes a Defaulting Bank, then, until such time as that Bank is no longer a Defaulting Bank, to the extent not prohibited by Requirement of Law, such Defaulting Bank’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.1;

(b) If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Bank should no longer be deemed to be a Defaulting Bank, the Administrative Agent will so notify the parties hereto, whereupon that Bank will cease to be a Defaulting Bank; provided that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Bank to Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank’s having been a Defaulting Bank; and

(c) The rights and remedies against, and with respect to, a Defaulting Bank under this Section 2.3 are in addition to, and cumulative and not in limitation of, all other rights and remedies that the Administrative Agent and each Bank or the Borrower may at any time have against, or with respect to, such Defaulting Bank.

SECTION 2.4. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its Parent, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

ARTICLE III

PROVISIONS RELATING TO ALL LOANS

SECTION 3.1. Evidence of Loans. (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time under this Agreement.

(b) The Administrative Agent shall maintain the Register pursuant to Section 10.6(d) and a subaccount therein for each Bank, in which shall be recorded (i) the amount of each Loan made by each Bank through the Administrative Agent hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Bank’s share thereof.

(c) The entries made in the Register and the accounts of each Bank maintained pursuant to Section 3.1(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amount of the obligations of the Borrower therein recorded; provided, however, that the failure of any Bank or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans actually made to the Borrower by such Bank in accordance with the terms of this Agreement.

(d) Any Bank may request that the Loans made by such Bank be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Bank a Note payable to such Bank.

SECTION 3.2. Fees. The Borrower shall pay to the Administrative Agent, for its own account, the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

SECTION 3.3. Interest. The Borrower shall pay interest on the unpaid principal amount of each Loan made by each Bank from the date of such Loan until such principal amount shall be paid in full, at the times and at the rates per annum set forth below:

(a) ABR Loans. Each ABR Loan shall bear interest at a rate per annum equal at all times to the lesser of (i) the Alternate Base Rate plus the Applicable Rate and (ii) the Highest Lawful Rate, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date.

(b) Eurodollar Rate Loans. Each Eurodollar Rate Loan shall bear interest at a rate per annum equal at all times to the lesser of (i) the sum of the Eurodollar Rate for the applicable Interest Period for such Loan plus the Applicable Rate and (ii) the Highest Lawful Rate, payable on the last day of such Interest Period and, with respect to Interest Periods of six months or longer, on the ninetieth (90th) day after the commencement of the Interest Period and on each succeeding ninetieth (90th) day during such Interest Period, and on the Termination Date. In addition, interest on each Eurodollar Rate Loan will be payable upon any payment or prepayment of such Eurodollar Rate Loan.

(c) Calculations. Interest that is determined by reference to the Alternate Base Rate (to the extent based on the Prime Rate) shall be calculated by the Administrative Agent on the basis of a 365- or 366-day year, as the case may be, for the actual days (including the first day but excluding the last day) occurring in the period in which such interest is payable and otherwise shall be calculated by the Administrative Agent on the basis of a 360-day year for the actual days (including the first day and excluding the last day) occurring in the period for which such interest is payable.

(d) Default Rate. Notwithstanding the foregoing, if all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon, or (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest, payable from time to time on demand, at a rate per annum equal to the lesser of (A) the Highest Lawful Rate and (B) the Default Rate, in each case from the date of such non-payment until such amount is paid in full (after as well as before judgment).

(e) Determination Conclusive. Each determination of an interest rate by the Administrative Agent pursuant to any provisions of this Agreement shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing in reasonable detail the quotations used by the Administrative Agent in determining the Eurodollar Rate.

SECTION 3.4. Reserve Requirements. (a) The Borrower agrees to pay to each Bank that requests compensation under this Section 3.4 in accordance with the provisions set forth in Section 4.7(b), so long as such Bank shall be required to maintain reserves against “Eurocurrency liabilities” under Regulation D of the Board (or, so long as such Bank shall be required by the Board or by any other Governmental Authority to maintain reserves against any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Bank that includes any Eurodollar Rate Loans), an additional amount (determined by such Bank and notified to the Borrower pursuant to the provisions set forth in Section 4.7(b)) representing such Bank’s calculation or, if an accurate calculation is impracticable, reasonable estimate (using such method of allocation to such Loans of the Borrower as such Bank shall determine in accordance with Section 4.7(a)) of the actual costs, if any, incurred by such Bank during the relevant Interest Period as a result of the applicability of the foregoing reserves to such Eurodollar Rate Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period:

(i) the principal amount of the relevant Eurodollar Rate Loans made by such Bank outstanding on such day;

(ii) the difference between (A) a fraction, the numerator of which is the Eurodollar Rate (expressed as a decimal) applicable to such Eurodollar Rate Loan (expressed as a decimal), and the denominator of which is one minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by the Board or other Governmental Authority on such date, minus (B) such numerator; and

(iii) a fraction, the numerator of which is one and the denominator of which is 360.

(b) The agreements in this Section 3.4 shall survive the termination of this Agreement and the payment of all amounts payable hereunder; provided, however, that in no event shall the Borrower be obligated to reimburse or compensate any Bank for amounts contemplated by this Section 3.4 for any period prior to the date that is 90 days before the date upon which such Bank requests in writing such reimbursement or compensation from the Borrower.

SECTION 3.5. Interest Rate Determination and Protection. (a) The rate of interest for each Eurodollar Rate Loan shall be determined by the Administrative Agent two Business Days before the first day of each Interest Period applicable to such Loan. The Administrative Agent shall give prompt notice to the Borrower and the Banks of the applicable interest rate determined by the Administrative Agent for purposes of Sections 3.3(a) and (b) hereof.

(b) If, prior to the first day of any Interest Period for a Borrowing of Eurodollar Rate Loans, the Administrative Agent is unable to obtain a quotation for the Eurodollar Rate as contemplated by the definitions of “Eurodollar Rate” and “Interpolated Rate”, then the applicable Eurodollar Rate shall be the Reference Bank Rate for such Interest Period for such Eurodollar Rate Loan; provided that if any Reference Bank Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

(c) If, prior to the first day of any Interest Period for a Borrowing of Eurodollar Rate Loans, (i) the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the London interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period (including, without limitation, by means of an Interpolated Rate or a Reference Bank Rate) or (ii) the Administrative Agent shall have received notice from the Majority Banks that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Banks (as determined in good faith and certified by such Banks) of making or maintaining their Eurodollar Rate Loans included in such Borrowing during such Interest Period, the Administrative Agent shall give written notice thereof to the Borrower and the Banks as soon as practicable thereafter. If such notice is given, (A) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (B) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Rate Loans shall be continued as ABR Loans and (C) any outstanding Eurodollar Rate Loans shall be converted, on the last day of the then applicable Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Rate Loans. The Administrative Agent will withdraw any such notice when the circumstances giving rise to such notice no longer exist.

(d) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (c)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (c)(i) have not arisen but either (A) the supervisor for the administrator of the Eurodollar Rate has made a public statement that the administrator of the Eurodollar Rate is insolvent (and there is no successor administrator that will continue publication of the Eurodollar Rate), (B) the administrator of the Eurodollar Rate has made a public statement identifying a specific date after which the Eurodollar Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the Eurodollar Rate), (C) the supervisor for the administrator of the Eurodollar Rate has made a public statement identifying a specific date after which the Eurodollar Rate will permanently or indefinitely cease to be published by such administrator and any successor administrator or (D) the supervisor for the administrator of the Eurodollar Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Eurodollar may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall promptly and in good faith endeavor to establish an alternate rate of interest to the Eurodollar Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans to similarly situated borrowers in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (including, without limitation, any conforming changes to the definition of Alternate Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate) (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Promptly upon the establishment of any such alternate rate, the Administrative Agent shall deliver notice of such amendment to the Banks, and notwithstanding anything to the contrary in Section 10.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date of the Administrative Agent having posted such amendment to all Banks and the Borrower, a written notice from the Majority Banks stating that such Majority Banks object to such amendment. Until the Administrative Agent shall notify the Borrower that the circumstances resulting in the need to determine an alternate rate of interest no longer exist (and the Administrative Agent agrees to promptly give such notice to the Borrower), (x) any Notice of Interest Conversion/Continuation that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (y) if any Notice of Borrowing requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 3.6. Voluntary Interest Conversion or Continuation of Loans. (a) Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing and, in the case of a Borrowing of Eurodollar Rate Loans, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the Borrower may, at any time and from time to time, but subject to Section 3.7 below, elect to (i) convert Loans of one Type into Loans of another Type; (ii) convert Eurodollar Rate Loans for a specified Interest Period into Eurodollar Rate Loans for a different Interest Period; or (iii) continue Eurodollar Rate Loans for a specified Interest Period as Eurodollar Rate Loans for the same Interest Period; provided, however, that if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Banks, so notifies the Borrower, then, so long as an Event of Default is continuing, no Loan may be converted into or continued as a Eurodollar Rate Loan.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such request by telephone, facsimile or e-mail (i) not later than 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed interest conversion or continuation in the case of a conversion into or continuation of a Eurodollar Rate Loan and (ii) not later than 1:00 P.M. (New York City time) on the Business Day preceding the proposed interest conversion in the case of a conversion into an ABR Loan. Each telephonic notice of interest conversion/continuation given by the Borrower under this Section 3.6, shall be irrevocable and shall be confirmed promptly thereafter in writing.

(c) Each written notice of interest conversion/continuation given by the Borrower under this Section 3.6 and each confirmation of an oral notice of interest conversion/continuation given by the Borrower under this Section 3.6 shall be in substantially the form of Exhibit B hereto (“Notice of Interest Conversion/Continuation”). Each such Notice of Interest Conversion/Continuation shall specify therein (x) the requested date of such interest conversion or continuation; (y) the Loans to be converted or continued; and (z) if such interest conversion or continuation involves the conversion into or continuation as Eurodollar Rate Loans, the duration of the Interest Period for each such Eurodollar Rate Loan. If any Notice of Interest Conversion/Continuation requests a conversion into or continuation as Eurodollar Rate Loans but does not specify an Interest Period for such Eurodollar Rate Loans, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Upon receipt of any such Notice of Interest Conversion/Continuation, the Administrative Agent shall promptly notify each Bank thereof. Each Notice of Interest Conversion/ Continuation shall be irrevocable and binding on the Borrower.

(d) If the Borrower shall fail to deliver to the Administrative Agent a Notice of Interest Conversion/Continuation with respect to any Borrowing of Eurodollar Rate Loans by 1:00 P.M. (New York City time) on the third Business Day prior to the last day of the Interest Period applicable thereto in accordance with this Section 3.6, the Administrative Agent will forthwith so notify the Borrower and the Banks (provided that the failure to give such notice shall not affect the conversion referred to below) and, unless such Loans are repaid as provided herein, such Loans will automatically, on the last day of the then existing Interest Period therefor, convert into Eurodollar Rate Loans with a one month Interest Period.

SECTION 3.7. Funding Losses Relating to Eurodollar Rate Loans. (a) The Borrower agrees, without duplication of any other provision under this Agreement, to indemnify each Bank and to hold each Bank harmless from any loss or expense that such Bank may sustain or incur as a consequence of (i) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Rate Loan, (ii) default by the Borrower in making a borrowing of, conversion into or continuation of any Eurodollar Rate Loan after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (iii) default by the Borrower in making any prepayment of Eurodollar Rate Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, (iv) the making of a prepayment of Eurodollar Rate Loans or the conversion of Eurodollar Rate Loans into ABR Loans, on a day that is not the last day of an Interest Period with respect thereto or a day that is not the scheduled maturity date with respect thereto (including as a result of an Event of Default and/or the acceleration of the Loans), or (v) the assignment of a Eurodollar Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 4.6, including in each case, any such loss or expense arising from the reemployment of funds obtained by such Bank or from fees payable to terminate the deposits from which such funds were obtained. The calculation of all amounts payable to a Bank under this Section 3.7(a) shall be made pursuant to the method described in Section 4.7(a), but in no event shall such amounts payable with respect to any Eurodollar Rate Loan exceed the amounts that would have been payable assuming such Bank had actually funded its relevant Eurodollar Rate Loan through the purchase of a deposit bearing interest at the applicable Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the Interest Period applicable to such Eurodollar Rate Loan; provided that each Bank may fund each of its Eurodollar Rate Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 3.7(a).

(b) The agreements in this Section 3.7 shall survive the termination of this Agreement and the payment of all amounts payable hereunder; provided, however, that in no event shall the Borrower be obligated to reimburse or compensate any Bank for amounts contemplated by this Section 3.7 for amounts accruing prior to the date that is 90 days prior to the date upon which such Bank requests in writing such reimbursement or compensation from the Borrower.

SECTION 3.8. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Bank shall notify the Administrative Agent that it has determined in good faith that the introduction of or any change in or in the interpretation or application of any law or regulation by any Governmental Authority (in each case occurring after the date of this Agreement) makes it unlawful, or any central bank or other Governmental Authority asserts after the date of this Agreement that it is unlawful, for any Bank or its applicable lending office to perform its obligations hereunder to make Eurodollar Rate Loans or to fund or maintain Eurodollar Rate Loans hereunder, (i) the obligation of such Bank to make, or to convert Loans into, or to continue Eurodollar Rate Loans as, Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that the circumstances causing such suspension no longer exist; (ii) the Borrower shall, at its option, either prepay in full all Eurodollar Rate Loans of such Bank then outstanding, or convert all such Loans to ABR Loans, on the respective last days of the then current Interest Periods with respect to such Loans (or within such earlier period as required by law), accompanied, in the case of any prepayments, by interest accrued thereon and any amounts payable under Section 3.7(a). Each Bank agrees that it will use reasonable efforts to designate a different lending office for the Eurodollar Rate Loans due to such Bank that are affected by this Section 3.8, if such designation will avoid the illegality described in this Section 3.8 so long as such designation will not be disadvantageous to such Bank as determined by such Bank in its sole discretion acting in good faith.

(b) For purposes of this Section 3.8, a notice to the Borrower (with a copy to the Administrative Agent) by any Bank pursuant to paragraph (a) above shall be effective on the date of receipt thereof by the Borrower.

ARTICLE IV

INCREASED COSTS, TAXES, PAYMENTS AND PREPAYMENTS

SECTION 4.1. Increased Costs; Capital Adequacy. (a) If, after the date of this Agreement, the adoption of or any change in any law or regulation or in the interpretation or application thereof by any Governmental Authority or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date of this Agreement (provided that the Dodd-Frank Wall Street Reform and Consumer Protection Act, Basel III and all requests, rules, guidelines or directives under, or issued in connection with, the foregoing shall be deemed for all purposes of this Section 4.1 to be a change in requirements of law, regardless of the date enacted, adopted or issued):

(i) shall (A) subject any Bank to any tax of any kind whatsoever with respect to this Agreement, or (B) change the basis of taxation of payments to such Bank in respect thereof (except, in each case of (A) and (B), for Indemnified Taxes, Other Taxes and Excluded Taxes);

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Bank that is not otherwise included in the determination of the Eurodollar Rate hereunder (except for amounts covered by Section 3.4 or any other Section hereof); or

(iii) shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the actual cost to such Bank, by an amount that such Bank deems to be material, of making, converting into, continuing or maintaining Eurodollar Rate Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Bank, upon its demand in the manner set forth in Section 4.7(b), any additional amounts, computed by such Bank in accordance with Section 4.7(a), necessary to compensate such Bank for such actual increased cost or reduced amount receivable that is attributable to Loans or Commitments (to the extent that such Bank has not already been compensated or reimbursed for such amounts pursuant to any other provision of this Agreement). If any Bank becomes entitled to claim any additional amounts pursuant to this Section 4.1(a) from the Borrower, it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled in the manner set forth in Section 4.7(b).

(b) If any Bank determines in good faith that the introduction of or any change in or in the interpretation or application by any Governmental Authority of any law or regulation regarding capital adequacy or liquidity after the date of this Agreement or compliance by such Bank or any corporation controlling such Bank with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) made or issued after the date of this Agreement does or shall have the effect, as a result of such Bank’s obligations under this Agreement, of reducing the rate of return on such Bank’s or such corporation’s capital to a level below that which such Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank’s or such corporation’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Bank to be material, the Borrower shall pay to the Administrative Agent for the account of such Bank, from time to time as specified by such Bank in the manner set forth in Section 4.7(b), additional amounts, computed by such Bank in accordance with Section 4.7(a), sufficient to compensate such Bank or such corporation in the light of such circumstances, to the extent that such Bank reasonably determines such reduction in rate of return is allocable to the existence of such Bank’s obligations hereunder.

(c) The agreements contained in this Section 4.1 shall survive the termination of this Agreement and the payment of all amounts payable hereunder; provided, however, that in no event shall the Borrower be obligated to reimburse or compensate any Bank for amounts contemplated by this Section 4.1 for any period prior to the date that is 90 days prior to the date upon which such Bank requests in writing such reimbursement or compensation from the Borrower; provided that, to the extent that the adoption of or any change in any law or regulation or in the interpretation or application thereof gives rise to any amount(s) contemplated by this Section 4.1 on a retroactive basis, then the 90-day period referred to in the preceding proviso shall be extended to include the period of retroactive effect thereof.

SECTION 4.2. Pro Rata Treatment and Payments and Computations. (a) Other than payments made in accordance with the express terms of this Agreement that are not required or permitted to be pro rata, each Borrowing of Loans by the Borrower from the Banks hereunder and any prepayment on account of principal and interest on the Loans shall be made pro rata according to the respective Loan Percentages of the Banks.

(b) The Borrower shall make each payment (including each prepayment) hereunder, whether on account of principal, interest, fees or otherwise, without setoff or counterclaim (except as otherwise provided in Section 4.3), not later than 12:00 Noon (New York City time) on the day when due in Dollars to the Administrative Agent at the Funding Office in immediately available funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or fees (to the extent received by the Administrative Agent) ratably to the Banks according to the amounts of their respective Loans in respect of which such payment is made, and like funds relating to the payment of any other amount payable to any Bank (to the extent received by the Administrative Agent) to such Bank, in each case to be applied in accordance with the terms of this Agreement.

(c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times (ii) the amount of such Bank’s Loan Percentage of such payment, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date such amount is distributed to such Bank to the date on which such Bank’s Loan Percentage of such payment shall have become immediately available to the Administrative Agent and the denominator of which is 360.

(e) If any Bank shall fail to make any payment required to be made by it pursuant to Section 9.7, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Bank for the benefit of the Administrative Agent to satisfy such Bank’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Bank under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 4.3. Taxes. (a) Except as otherwise required by any Requirement of Law, any and all payments by or on behalf of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for or on account of any and all present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, and all interest, penalties and additions to tax with respect thereto, in each case, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (“Taxes”), excluding, in the case of each Bank, the Administrative Agent or any other recipient of any payment to be made by, on behalf of or on account of any obligation of the Borrower hereunder or under any other Loan Document, (i) net income Taxes, branch profits Taxes and franchise Taxes imposed on it by (A) the United States of America or (B) any jurisdiction under the laws of which such recipient is organized, or in which its principal office is located (or, in the case of any Bank, in which its applicable lending office is located), or imposed as a result of a present or former connection between it and the jurisdiction (or political subdivision or taxing authority thereof or therein) imposing such Tax (other than a connection arising solely from such recipient having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), (ii) in the case of a Bank, any U.S. Federal withholding Taxes resulting from any Requirement of Law in effect (A) on the date such Bank becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under Section 4.6(b)), (B) on the date on which such recipient designates a new lending office, or (C) where such recipient is a partnership for U.S. federal income tax purposes, on the date on which such recipient becomes a party hereto or, solely with respect to any U.S. Federal withholding Taxes attributable to the affected partner, the date on which the affected partner becomes a partner of such recipient, except in each case pursuant to this clause (ii), to the extent that amounts with respect to such Taxes were payable either (x) to such recipient’s assignor immediately before such recipient became a recipient hereunder, (y) to such recipient immediately before it designated a new lending office, or (z) to such recipient immediately before the affected partner became a partner of such recipient, (iii) United States backup withholding Taxes, (iv) Taxes attributable to its failure to comply with Section 4.3(e) or Section 4.3(f), and (v) any U.S. withholding Taxes imposed under FATCA (all such non-excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document being hereinafter referred to as “Indemnified Taxes,” and all such excluded Taxes being hereinafter referred to as “Excluded Taxes”). If the Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Bank or the Administrative Agent (as determined in the good faith discretion of the applicable withholding agent), (i) to the extent such Taxes are Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.3) the Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions for Indemnified Taxes or Other Taxes been made, (ii) the Borrower shall be entitled to make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. Whenever any Taxes or Other Taxes are paid by the Borrower pursuant to clause (iii) of the preceding sentence or Section 4.3(b), the Borrower shall send to the Administrative Agent for the account of the relevant Bank or Administrative Agent, as the case may be, either (A) official tax receipts or notarized copies of such receipts evidencing such payment within thirty (30) days of receiving such receipts or (B) if Borrower cannot comply with (A), as reasonably promptly after payment thereof, a certificate executed by a Responsible Officer of the Borrower confirming that such Taxes or Other Taxes have been paid, together with evidence of such payment.

(b) In addition, the Borrower agrees to pay, in accordance with applicable law, any present or future Other Taxes for which Borrower has not otherwise indemnified, compensated or reimbursed, or made payment on behalf of or with respect to, a Bank or the Administrative Agent (as the case may be) under this Agreement or any Loan Document. “Other Taxes” means (A) stamp or documentary Taxes or (B) any other excise or property Taxes, in each case of (A) and (B), that arise from any payment made hereunder or under any Note or from the execution, delivery, registration or enforcement of or otherwise with respect to, this Agreement, any other Loan Document, or the Loans, excluding all such Taxes that are imposed solely as the result of an assignment by a Bank of its interests, rights or benefits hereunder or under any other Loan Document (other than Taxes resulting from an assignment requested by the Borrower under Section 4.6(b)).

(c) The Borrower will indemnify each Bank and the Administrative Agent for the full amount of Indemnified Taxes or Other Taxes (including any Indemnified Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.3) paid by such Bank or the Administrative Agent (as the case may be) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.

(d) Each Bank shall indemnify the Administrative Agent for the full amount of any Indemnified Taxes or Other Taxes that are attributable to such Bank and that are payable or paid by the Administrative Agent, together with all reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith. A certificate as to the amount of such payment or liability delivered to any Bank by the Administrative Agent shall be conclusive absent manifest error.

(e)

(i) Each Bank that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent two valid, original, properly completed and duly executed IRS Forms W-9 (or any successor form) certifying that such Bank is exempt from U.S. federal withholding tax.

(ii) Each Bank (or Transferee, if applicable) that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Bank”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Bank from which the related participation shall have been purchased) (A) two valid, original, properly completed and duly executed IRS Forms W-8BEN, W-8BEN-E,W-8ECI, W-8EXP or W-8IMY, as applicable (together with any applicable underlying IRS forms or other applicable documentation) or any successor applicable form, as the case may be (subject to the remaining clauses hereof), (B) in the case of a Non-U.S. Bank claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a statement substantially in the form of Exhibit E-2 or Exhibit E-4, as applicable, and the applicable IRS Form W-8, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Bank claiming complete exemption from U.S. federal withholding tax on payments under this Agreement and the other Loan Documents, (C) if such Non-U.S. Bank is claiming eligibility for benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, IRS Form W-8BEN, IRS Form W-8BEN-E, or any successor form thereto, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty, and (y) with respect to any other applicable payments under any Loan Document, an IRS Form W-8BEN, IRS Form W-8BEN-E, or any successor form thereto, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty, (D) if applicable, an IRS Form W-8ECI, or any successor form thereto, certifying that the payments received by such Bank are effectively connected with such Bank’s conduct of a trade or business in the United States, (E) if such Bank is not the beneficial owner of payments made under any Loan Document (for example, where the Bank is a partnership or a Participant), an IRS Form W-8IMY, on behalf of itself (or if it is a disregarded entity for U.S. federal income tax purposes, on behalf of its owner), or any successor form thereto, accompanied by IRS Form W-9, IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a statement substantially in the form of Exhibit G, and/or other certification documents from each beneficial owner, as applicable, or (F) any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax properly completed and duly executed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

(iii) All such forms described in this Section 4.3(e) shall be delivered by each Bank on or before the date which it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) and from time to time thereafter upon the request of the Borrower or the Administrative Agent. In addition, each Non-U.S. Bank also agrees to deliver to the Borrower and the Administrative Agent two further originals of the said Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP, or W-8IMY (together with any applicable underlying IRS forms or other applicable documentation) or any successor applicable form, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Borrower. Each Bank shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 4.3(e), a Non-U.S. Bank shall not be required to deliver any form pursuant to this Section 4.3(e) that such Non-U.S. Bank is not legally able to deliver.

(iv) If a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such Bank has or has not complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 4.3(e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(v) For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Borrower and the Administrative Agent shall treat (and the Banks hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(f) Without limiting Section 4.3(e), a Bank that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate if such Bank is legally entitled to complete, execute and deliver such documentation. In addition, each Bank, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding the foregoing, a Bank shall not be required to provide such documentation (other than such documentation set forth in Section 4.3(e)) if in such Bank’s reasonable judgment such completion, execution or submission would materially prejudice the legal or commercial position of such Bank.

(g) On or before the date the Administrative Agent becomes a party to this Agreement, the Administrative Agent shall provide to the Borrower copies of the documentation prescribed in clause (i) or (ii) below, as applicable (together with all required attachments thereto): (i) IRS Form W-9 or any successor form thereto, or (ii) (A) IRS Form W-8ECI or any successor form thereto, and (B) with respect to payments received on account of any Bank, a U.S. branch withholding certificate on IRS Form W-8IMY or any successor form evidencing its agreement with the Borrower to be treated as a U.S. Person for U.S. federal withholding purposes. At any time thereafter, the Administrative Agent shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Borrower. Nothing in this Section 4.3(g) shall be construed to require the Administrative Agent to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(h) If the Administrative Agent or any Bank determines, in its sole discretion exercised in good faith, that it has received or utilized a refund of, or offset with respect to, those Taxes or Other Taxes paid by Borrower or as to which it has been indemnified, compensated or reimbursed by the Borrower (including by the payment of additional amounts pursuant to this Section 4.3), the Administrative Agent or such Bank shall within 20 days after such refund or utilization pay to the Borrower the amount of such refund or utilization to the extent that the Borrower paid such Taxes or Other Taxes or indemnified, compensated or reimbursed the Administrative Agent or such Bank for such Taxes or Other Taxes pursuant to this Section 4.3, or paid such additional amounts, net of any out-of-pocket costs of the Administrative Agent or such Bank directly related to obtaining or utilizing such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Bank, agrees to repay the amount paid over to the Borrower pursuant to this Section 4.3(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Bank in the event the Administrative Agent or such Bank is required to repay such refund or utilized amount to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(i) The agreements in this Section 4.3 shall survive the termination of this Agreement and the payment of all amounts payable hereunder; provided, however, that (i) in no event shall the Borrower be obligated to reimburse, indemnify or compensate any Bank for amounts contemplated by this Section 4.3 for any period before the date that is 120 days before the date upon which such Bank requests in writing such reimbursement, indemnification or compensation from the Borrower (other than any amounts as to which the ultimate amount thereof due could not then be determined (in which case, in no event shall the Borrower be obligated to reimburse, indemnify or compensate any Bank for amounts contemplated by this Section 4.3 for any period before the date that is 120 days before the date upon which the reimbursement, indemnification or compensation was reasonably determinable)) and (ii) nothing contained in this Section 4.3 shall require the Borrower to pay to any Bank or the Administrative Agent any duplicative amount (whether under this Section 4.3 or otherwise) in addition to that for which Borrower has paid or for which it has already reimbursed, indemnified or compensated, or made payment on behalf of or with respect to, any Bank or the Administrative Agent under any other provision of this Agreement.

SECTION 4.4. Sharing of Payments, Etc. If any Bank (a “Benefitted Bank”) shall at any time receive any payment (other than pursuant to Section 3.4, 3.7, 4.1 or 4.3) of all or part of its Loans, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 8.1(g) or 8.1(h), or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank’s Loans or interest thereon, such Benefitted Bank shall purchase for cash from the other Banks a participating interest in such portion of each such other Bank’s Loans or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 4.4 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

SECTION 4.5. Voluntary Prepayments. The Borrower may, upon written notice delivered to the Administrative Agent (i) not later than 1:00 P.M. (New York City time) on the same Business Day, in the case of a prepayment of ABR Loans, (ii) no later than 1:00 P.M. (New York City time) two (2) Business Days before the date of prepayment (or such shorter or no notice as may be satisfactory to the Administrative Agent), in the case of a prepayment of Eurodollar Rate Loans, and (iii) not later than 1:00 P.M. (New York City time) on the date of prepayment, stating the aggregate principal amount of the prepayment and the Loans to be prepaid, prepay the outstanding principal amounts of such Loans comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid to the extent required by Section 3.3; provided, however, that losses incurred by any Bank under Section 3.7 shall be payable with respect to each such prepayment in the manner set forth in Section 3.7. Any such notice provided pursuant to this Section 4.5 shall be irrevocable; provided that, a notice of prepayment conditioned upon the occurrence of any event or condition may be contingent upon the consummation of such event or condition and may be revoked by the Borrower in the event such contingency is not met. Partial prepayments pursuant to this Section 4.5 with respect to any Tranche of Eurodollar Rate Loans shall be in an aggregate principal amount equal to the lesser of (a) $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (b) the aggregate principal amount of such Tranche of Eurodollar Rate Loans then outstanding, as the case may be; provided that no partial prepayment of any Tranche of Eurodollar Rate Loans may be made if, after giving effect thereto, Section 2.1(b) would be contravened. Partial prepayments with respect to ABR Loans shall be made in an aggregate principal amount equal to the lesser of (i) $1,000,000 or an integral multiple of $500,000 in excess thereof and (ii) the aggregate principal amount of ABR Loans then outstanding, as the case may be.

SECTION 4.6. Mitigation of Losses and Costs; Replacement of Banks. (a) Any Bank claiming reimbursement from the Borrower under any of Sections 3.4, 3.7, 4.1 and 4.3 hereof shall use reasonable efforts (including, if requested by the Borrower, reasonable efforts to designate a different lending office of such Bank) to mitigate the amount of such losses, costs, expenses and liabilities, if such efforts can be made and such mitigation can be accomplished without such Bank suffering (i) any economic disadvantage for which such Bank does not receive full indemnity from the Borrower under this Agreement or (ii) any legal or regulatory disadvantage.

(b) If (i) any Bank requests compensation under Section 4.1, or if the Borrower is required to pay any additional amount to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 4.3, (ii) any Bank becomes a Defaulting Bank or (iii) any Bank refuses to consent to any proposed amendment, modification, waiver or consent with respect to any provision hereof that requires the unanimous approval of all Banks, or the approval of each of the Banks affected thereby (in each case in accordance with Section 10.1), and the consent of the Majority Banks shall have been obtained with respect to such amendment, modification, waiver or consent, then the Borrower may, at its sole expense and effort (including payment of any applicable processing and recordation fees), upon notice to such Bank and the Administrative Agent, require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.6(c)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment); provided that (A) the

Borrower shall have received (I) the prior written consent of the Administrative Agent with respect to any assignee that is not already a Bank hereunder, which consent shall not unreasonably be withheld, conditioned or delayed, (II) the consent of such assignee to the assignment and (III) in the case of clause (b)(iii) above, the consent of such assignee to the proposed amendment, modification, waiver or consent, (B) such Bank shall have received payment of all amounts owing to such Bank hereunder and under any other Loan Document (including any amounts arising under Section 3.7 as a consequence of such assignment), (C) in the case of any such assignment resulting from a claim for compensation under Section 4.1 or payments required to be made pursuant to Section 4.3, such assignment will result in a reduction in such compensation or payments, (D) prior to any such assignment, such Bank shall have taken no action under Section 4.6(a) so as to eliminate the continued need for payment of amounts owing pursuant to Section 4.1 or Section 4.3 and (E) until such time as such assignment shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 4.1 or Section 4.3, as the case may be. A Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 4.7. Determination and Notice of Additional Costs and Other Amounts. (a) In determining the amount of any claim for reimbursement or compensation under Sections 3.4, 3.7 and 4.1, each Bank may use any reasonable averaging, attribution and allocation methods consistent with such methods customarily employed by such Bank in similar situations.

(b) Each Bank or, with respect to compensation claimed by it pursuant to Section 4.3, the Administrative Agent, as the case may be, will (i) use its best efforts to notify the Borrower through the Administrative Agent (in the case of each Bank) of any event occurring after the date of this Agreement promptly after the occurrence thereof and (ii) notify the Borrower through the Administrative Agent (in the case of each Bank) promptly after such Bank or the Administrative Agent, as the case may be, becomes aware of any event occurring after the date of this Agreement, in either case of (i) or (ii) if such event (for purposes of this Section 4.7(b), a “Triggering Event”) will entitle such Bank or the Administrative Agent, as the case may be, to compensation pursuant to Section 3.4, 3.7, 4.1 or 4.3, as the case may be. Each such notification of a Triggering Event shall be accompanied by a certificate of such Bank or the Administrative Agent, as the case may be, setting forth the calculations and justification in reasonable detail such amount or amounts as shall be necessary to compensate such Bank or the Administrative Agent, as the case may be, as specified in Section 3.4, 3.7, 4.1 or 4.3, as the case may be, and certifying that such costs are generally being charged by such Bank to other similarly situated borrowers under similar credit facilities, which certificate shall be conclusive absent manifest error. Subject to Section 4.3(i), the Borrower shall pay to the Administrative Agent for the account of such Bank or to the Administrative Agent for its own account, as the case may be, the amount shown as due on any such certificate within ten Business Days after its receipt of the same.

ARTICLE V

CONDITIONS OF LENDING

SECTION 5.1. Closing Date. The obligations of the Banks to make Loans hereunder shall not become effective until the date, on or before June 30, 2019, on which each of the following conditions is satisfied (or waived in accordance with Section 10.1):

(a) The Administrative Agent (or its counsel) shall have received (i) this Agreement duly executed by the Borrower and each other party hereto and (ii) Notes for each Bank that shall have requested at least one Business Day prior to the Closing Date a Note duly executed by the Borrower.

(b) The Administrative Agent (or its counsel) shall have received a certificate dated as of the Closing Date of the Secretary or an Assistant Secretary of the Borrower certifying (i) the names and true signatures of the officers of the Borrower authorized to sign each Loan Document to which the Borrower is a party and the notices and other documents to be delivered by the Borrower pursuant to any such Loan Document; (ii) the bylaws and articles of incorporation of the Borrower as in effect on the date of such certification; (iii) the resolutions of the Board of Directors of the Borrower approving and authorizing the execution, delivery and performance by the Borrower of each Loan Document to which it is a party and any Notes from time to time issued hereunder and authorizing the borrowings and other transactions contemplated hereunder and (iv) that all material authorizations, approvals and consents by any Governmental Authority or other Person necessary in connection with the execution, delivery and performance of the Loan Documents and any other regulatory approvals in respect thereof required to be obtained prior to the Closing Date, have been obtained and are in full force and effect.

(c) The Administrative Agent shall have received an executed legal opinion, dated the Closing Date, of (i) Baker Botts L.L.P., special counsel to the Borrower, and (ii) the general counsel or an associate general counsel and assistant corporate secretary (or its equivalent) of the Borrower. Each such legal opinion shall cover such matters incident to the transactions contemplated by the Loan Documents as the Administrative Agent may reasonably require and shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

(d) The Administrative Agent (or its counsel) shall have received (i) certificates dated as of a recent date on or prior to the Closing Date of the Secretary of State of the State of Texas as to the existence of the Borrower and (ii) a statement as of a recent date on or prior to the Closing Date of Franchise Tax Account Status obtained through the website of the Office of the Comptroller of Public Accounts of Texas indicating that the right of the Borrower to transact business in Texas is “active”.

(e) All governmental and third-party approvals necessary in connection with the execution, delivery and performance by the Borrower of the Loan Documents to be entered into on the Closing Date shall have been obtained and be in full force and effect.

(f) The Administrative Agent shall have received all financial statements of, and other information with respect to, the Borrower and its Consolidated Subsidiaries, as the Administrative Agent shall reasonably request, including, without limitation, (i) the financial statements of the Borrower and its Consolidated Subsidiaries as of and for the fiscal year ending December 31, 2018 and (ii) the financial statements of Vectren Corporation and its Consolidated Subsidiaries as of and for the fiscal year ending December 31, 2018.

(g)    (i) To the extent requested by the Banks or the Administrative Agent at least two Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and (ii) to the extent (A) the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and (B) requested by any Bank, at least three days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower.

(h) The Borrower shall have paid to the Administrative Agent, the Lead Arranger and the Banks all fees required to be paid to them by the Borrower on or before the Closing Date as agreed in writing by the Borrower.

(i) The Administrative Agent shall have received a Notice of Borrowing as required by Section 2.2.

(j) The representations and warranties of the Borrower contained in Section 6.1 of this Agreement and in the other Loan Documents shall be true and correct in all material respects (except to the extent that any representation and warranty is qualified by materiality in the text thereof, in which case such representation and warranty shall be true and correct in all respects) on and as of the Closing Date (except for those representations or warranties or parts thereof that, by their terms, expressly relate solely to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date), before and after giving effect to the making of the Loans on the Closing Date as though made on and as of the Closing Date.

(k) At the time of and immediately after giving effect to the making of the Loans on the Closing Date, no Default or Event of Default shall have occurred and be continuing.

The Administrative Agent shall notify the Borrower and the Banks of the Closing Date, and such notice shall be conclusive and binding.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

SECTION 6.1. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a) Organizational Status of the Borrower. The Borrower (i) is validly organized and existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly authorized or qualified to do business in, and is in good standing in, each other jurisdiction in which the conduct of its business or the ownership or leasing of its Property requires it to be so authorized or qualified to do business, except where the failure to be so duly authorized or qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and (iii) has the corporate power and authority to conduct its business, as presently conducted.

(b) Organizational Status of Significant Subsidiaries of the Borrower. Each Significant Subsidiary of the Borrower (i) is validly organized and existing and in good standing under the laws of the jurisdiction of its organization and is duly authorized or qualified to do business in, and is in good standing in, each other jurisdiction in which the conduct of its business or the ownership or leasing of its Property requires it to be so authorized or qualified to do business, except where the failure to be so validly organized and existing or duly authorized or qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (ii) has the corporate, partnership or other requisite power and authority to conduct its business, as presently conducted, except where the failure to have such power and authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(c) Organizational Powers. The Borrower has the corporate power to execute, deliver and perform and comply with its obligations under this Agreement, any Notes and the other Loan Documents to which it is a party. This Agreement and each other Loan Document to which the Borrower is a party have been duly executed and delivered on behalf of the Borrower.

(d) Authorization, No Conflict, Etc. The Borrowings by the Borrower contemplated by this Agreement, the execution and delivery by the Borrower of this Agreement and the other Loan Documents to which it is a party and the performance by the Borrower of its obligations hereunder and thereunder have been duly authorized by all requisite corporate action on the part of the Borrower and do not and will not (i) violate any law or any order of any court or other Governmental Authority to which the Borrower is subject, (ii) violate the articles of incorporation or bylaws or other organizational documents (each as amended from time to time) of the Borrower, (iii) violate or result in a default under any indenture, loan agreement or other agreement to which the Borrower or any Restricted Subsidiary of the Borrower is a party or by which the Borrower or any Restricted Subsidiary of the Borrower, or any of their respective Property, is bound (except for such violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect) or (iv) result in or require the creation or imposition of any material Lien upon any of the Properties of the Borrower or any Restricted Subsidiary not permitted under this Agreement.

(e) Governmental Approvals and Consents. No authorization or approval or action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower of, or for the Borrowings under, this Agreement and the other Loan Documents to which it is a party, except (i) those that have been obtained or made and (ii) such matters relating to performance as would ordinarily be done in the ordinary course of business after the Closing Date.

(f) Obligations Binding. This Agreement and the other Loan Documents to which the Borrower is a party constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms (assuming due and valid authorization, execution and delivery of this Agreement and such other Loan Documents by each party other than the Borrower), except as such enforceability may be (i) limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(g) Use of Proceeds, Margin Stock. The proceeds of the Loans will be used by the Borrower for general corporate purposes, including the repayment of Indebtedness of the Borrower and its Subsidiaries. Neither the Borrower nor any Restricted Subsidiary of the Borrower is principally engaged in, or has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan made to the Borrower will be used for any purpose that would violate the provisions of the margin regulations of the Board.

(h) Title to Properties. The issued and outstanding Capital Stock owned by the Borrower of each of its Significant Subsidiaries, whether such stock is owned directly or indirectly through one or more of its Subsidiaries, is owned free and clear of any Lien not permitted under this Agreement. In addition, each of the Borrower and each Significant Subsidiary has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for defects in title and exceptions to leasehold interests that either individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, and all such Properties are free and clear of any Lien except Liens permitted under this Agreement.

(i) Investment Company Act. Neither the Borrower nor any Restricted Subsidiary of the Borrower is an “investment company” as defined in, or otherwise subject to regulation under, the Investment Company Act of 1940, as amended.

(j) Material Adverse Change. Since December 31, 2018, there has been no event, development or circumstance that, as of the Closing Date, has had, or would reasonably be expected to have, a Material Adverse Effect.

(k) Litigation. As of the Closing Date, there is no litigation, action, suit, investigation or other legal or governmental proceeding by or before any arbitrator or Governmental Authority pending against or, to the best knowledge of the Borrower, threatened in writing against the Borrower or any of its Subsidiaries, at law or in equity, (i) relating to the transactions under this Agreement or under any other Loan Document or (ii) as to which there is a reasonable possibility of an adverse decision that would have a Material Adverse Effect.

(l) ERISA. There is no event or events, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect, arising out of or in connection with (i) any Reportable Event or the failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) with respect to any Plan that has occurred during the five-year period immediately preceding the date on which this representation is made or deemed made, (ii) any failure of a Plan to comply with the applicable provisions of ERISA and the Code, (iii) any termination of a Single Employer Plan, (iv) any complete or partial withdrawal by the Borrower or any Commonly Controlled Entity from any Multiemployer Plan, (v) any Lien in favor of the PBGC or any Plan that has arisen during the five-year period referred to in clause (i) above or (vi) a Multiemployer Plan being Insolvent.

(m) Financial Statements. The consolidated financial statements of (i) the Borrower as of and for the fiscal year ended December 31, 2018 filed with the SEC with the Borrower’s Form 10-K for the period then ended present fairly in all material respects the consolidated financial condition and results of operations of the Borrower, its Consolidated Subsidiaries, the Securitization Subsidiaries and the Unrestricted Subsidiaries and (ii) Vectren Corporation and its Consolidated Subsidiaries as of and for the fiscal year ended December 31, 2018 present fairly in all material respects the consolidated financial condition and results of operations of Vectren Corporation and its Consolidated Subsidiaries, in each case, as of such date and for the period then ended, in conformity with, as applicable, GAAP and, except as otherwise stated therein, consistently applied.

(n) Accuracy of Information. None of the documents or written information (excluding estimates, financial projections and forecasts) furnished to the Banks by the Borrower in connection with or pursuant to this Agreement or the other Loan Documents (collectively, the “Information”), contained, as of the date such Information was furnished (or, if such Information expressly related to a specific date, as of such specific date), any untrue statement of a material fact or omitted to state, as of the date such Information was furnished (or, if such Information expressly related to a specific date, as of such specific date), any material fact (other than industry-wide risks normally associated with the types of businesses conducted by the Borrower and its Subsidiaries) necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, as a whole. The estimates, financial projections and forecasts furnished to the Banks by the Borrower with respect to the transactions contemplated under this Agreement were prepared in good faith and on the basis of information and assumptions that the Borrower believed to be reasonable as of the date such information was prepared (it being recognized by the Banks that such estimates, financial projections and forecasts as they relate to future events are not to be viewed as fact and that actual results during the period or periods covered by such estimates, financial projections and forecasts may differ from the projected results set forth therein by a material amount).

(o) No Violation. The Borrower is not in violation of any order, writ, injunction or decree of any court or any order, regulation or demand of any Governmental Authority that, individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect.

(p) Subsidiaries. Schedule 6.1(p) attached hereto sets forth each Significant Subsidiary as of the date hereof. As of the date hereof the Borrower owns, directly or indirectly through one or more of its Subsidiaries, all of the outstanding Capital Stock of each Significant Subsidiary, in each case free and clear of any Liens not permitted under this Agreement.

(q) Senior Indebtedness. The Indebtedness of the Borrower under this Agreement constitutes “Senior Debt” of the Borrower under and as defined in the ZENS Indenture or “Senior Debt” or a similar term under any indenture governing any Junior Subordinated Debt.

(r) Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all Federal, state and all other material Tax returns that are required to be filed by it and has paid or caused to be paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other Taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any such Taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries), except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; no Tax Lien has been filed, and to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charges (other than any Liens or claims that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).

(s) Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and, to the knowledge of the Borrower, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or, to the knowledge of the

Borrower, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. Assuming that no Bank is a Sanctioned Person, no Borrowing, or use of proceeds thereof, or other transaction contemplated by this Agreement will result in a violation by the Borrower or any of its Subsidiaries of any applicable Anti-Corruption Law or applicable Sanctions.

(t) The information included in any Beneficial Ownership Certification provided to any Bank in connection with this Agreement is true and correct in all respects as of the date delivered.

ARTICLE VII

AFFIRMATIVE AND NEGATIVE COVENANTS

SECTION 7.1. Affirmative Covenants. The Borrower covenants that, so long as any amount is owing to the Banks hereunder or under any other Loan Document to which it is a party (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made) or any Bank shall have any Commitment outstanding under this Agreement:

(a) Delivery of Financial Statements, Notices and Certificates. The Borrower shall deliver to the Administrative Agent (for distribution to the Banks) the following:

(i) as soon as practicable and in any event within 90 days after the end of each fiscal year of the Borrower (beginning with the fiscal year ending December 31, 2019), a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, Securitization Subsidiaries and Unrestricted Subsidiaries as of the end of such fiscal year and the related statements of consolidated income, retained earnings and cash flows prepared in conformity with GAAP consistently applied, setting forth in comparative form the figures for the previous fiscal year, together with a report thereon by independent certified public accountants of nationally recognized standing selected by the Borrower (which requirement may be satisfied by the Borrower’s filing of its Annual Report on Form 10-K with respect to such fiscal year with the SEC);

(ii) as soon as practicable and in any event within 55 days after the end of each of the first three quarters of each fiscal year of the Borrower (beginning with the quarter ending March 31, 2019), unaudited consolidated financial statements of the Borrower and its Consolidated Subsidiaries, Securitization Subsidiaries and Unrestricted Subsidiaries consisting of at least a consolidated balance sheet as of the end of such fiscal quarter and the related statements of consolidated income, retained earnings and cash flows for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter (which requirement may be satisfied by the Borrower’s filing of its Quarterly Report on Form 10-Q with respect to such fiscal quarter with the SEC);

such financial statements shall be accompanied by a certificate of a Responsible Officer of the Borrower to the effect that such unaudited financial statements present fairly in all material respects the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries, Securitization Subsidiaries and Unrestricted Subsidiaries as of such date and for the period then ending, and have been prepared in conformity with GAAP in a manner consistent with the financial statements referred to in paragraph (a)(i) above (subject to year-end adjustments and exclusion of detailed footnotes);

(iii) with each set of financial statements to be delivered pursuant to Sections 7.1(a)(i) and (ii) above, a certificate in a form reasonably satisfactory to the Administrative Agent, signed by a Responsible Officer of the Borrower, (A) confirming compliance with Section 7.2(a) and setting out in reasonable detail the calculations necessary to demonstrate such compliance as at the date of the most recent balance sheet included in such financial statements and (B) stating that no Default or Event of Default has occurred and is continuing as of the date of such certificate or, if there is any Default or Event of Default, specifying the details thereof and any action taken or proposed to be taken with respect thereto;

(iv) within ten days of the filing thereof, copies of all periodic reports (other than (x) reports on Form 11-K or any successor form, (y) Current Reports on Form 8-K that contain no information other than exhibits filed therewith and (z) reports on Form 10-Q or 10-K (or any successor forms) under the Exchange Act (in each case other than exhibits thereto and documents incorporated by reference therein)) filed by the Borrower with the SEC;

(v) promptly, and in any event within seven (7) Business Days after a Responsible Officer of the Borrower becomes aware of the occurrence thereof, written notice of (A) any Event of Default; (B)(I) the institution of any litigation, action, suit or other legal or governmental proceeding involving the Borrower or any Restricted Subsidiary of the Borrower as to which there is a reasonable possibility of an adverse decision that, if adversely determined, would have a Material Adverse Effect, (II) any adverse final determination in the True-Up Litigation that would have a material adverse effect on the ability of the Borrower to perform its obligations under the Loan Documents on a timely basis or (III) any other final adverse determination in any litigation, action, suit or other legal or governmental proceeding involving the Borrower or any Significant Subsidiary of the Borrower that would have a Material Adverse Effect; or (C) the existence of an event or events, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect, arising out of or in connection with (I) any Reportable Event with respect to any Plan, (II) the failure to make any required contribution to a Plan, (III) the creation of any Lien in favor of the PBGC or a Plan, (IV) any withdrawal from, or the termination or Insolvency of, any Multiemployer Plan or (V) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination or Insolvency of, any Plan;

(vi) with each delivery of annual financial statements pursuant to Section 7.1(a)(i), a certificate signed by a Responsible Officer of the Borrower identifying those Subsidiaries of the Borrower which, determined as of the date of such financial statements, are Significant Subsidiaries;

(vii) promptly after any reasonable request therefor by the Administrative Agent or any Bank, all information and documentation (including, without limitation, a Beneficial Ownership Certification) in order to comply with the Administrative Agent’s or any Bank’s ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, and the Beneficial Ownership Regulation;

(viii) prompt written notice of any change in the information provided in any Beneficial Ownership Certification delivered to the Administrative Agent or any Bank that would result in a change to the list of beneficial owners identified in such Beneficial Ownership Certification; and

(ix) promptly after any request therefor, such other information relating to the Borrower or its business, properties, condition and operations as the Administrative Agent (or any Bank through the Administrative Agent) may reasonably request.

Information required to be delivered pursuant to the foregoing Sections 7.1(a)(i), (ii), and (iv) shall be deemed to have been delivered on the date on which the Borrower posts such information on the SEC website on the Internet at sec.gov/edgar/searches.htm or at another website identified in a notice delivered to the Administrative Agent and such website shall be accessible by the Banks without charge; provided that such notice may be included in a certificate delivered pursuant to Section 7.1(a)(iii).

(b) Use of Proceeds.

(i) The Borrower will use the proceeds of the Loans only for the purposes set forth in Section 6.1(g), and it will not use the proceeds of any Loan for any purpose that would violate the provisions of the margin regulations of the Board. The Borrower will not, and will not permit any of its Subsidiaries to, engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying, within the meaning of Regulation U, any Margin Stock.

(ii) The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that its Subsidiaries and, to their knowledge, their respective agents (in their capacity as agents, respectively, of the Borrower or any of its Subsidiaries), shall not use the proceeds of any Borrowing (A) to finance an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation by the Borrower or any of its Subsidiaries of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction by the Borrower or any of its Subsidiaries with any Sanctioned Person, or in any Sanctioned Country, or (C) that would result in the violation of any Sanctions by any party hereto.

(c) Existence; Laws. The Borrower will, and will cause each Significant Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and all rights, licenses, permits and franchises; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution otherwise permitted under this Agreement; and provided further that neither the Borrower nor any Significant Subsidiary shall be required to preserve or maintain any rights, licenses, permits or franchises if the failure to maintain and preserve the same would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Borrower will, and will cause each of its Significant Subsidiaries to, comply with all laws and regulations applicable to it, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(d) Maintenance of Properties. The Borrower will, and will cause each Significant Subsidiary to, preserve and maintain all of its Property that is material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, provided, however, that nothing in this Section 7.1(d) shall prevent the Borrower or any of its Significant Subsidiaries from (i) selling, abandoning or otherwise disposing of any Properties (including the Capital Stock of any Subsidiary of the Borrower that is not a Significant Subsidiary or any Person that is not a Subsidiary) if (x) the retention of such Properties in the good faith judgment of the Borrower or such Significant Subsidiary is inadvisable or unnecessary to the business of the Borrower and its Subsidiaries, taken as a whole, or (y) the failure to preserve and maintain such Properties would not reasonably be expected to have a Material Adverse Effect or (ii) engaging in any other transaction that is expressly permitted by the terms of any other provision of this Agreement.

(e) Maintenance of Business Line. The Borrower will maintain its fundamental business of providing services and products in the energy market.

(f) Books and Records; Access. The Borrower will, and will cause each Significant Subsidiary to, keep proper books of record and account in which complete and accurate entries, in all material respects, are made of its financial and business transactions to the extent required by GAAP. The Borrower will, and will cause each of its Significant Subsidiaries to, at any reasonable time and from time to time (but not to exceed two times in any calendar year unless a Default or an Event of Default exists), permit up to six representatives of the Banks designated by the Majority Banks, or representatives of the Administrative Agent, on not less than five Business Days’ notice, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and each Significant Subsidiary and to discuss the general business affairs of the Borrower and each of its Significant Subsidiaries with their respective officers and independent certified public accountants (provided that, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the opportunity to be present at any such discussion with such independent certified public accountants); subject, however, in all cases to the imposition of such conditions as the Borrower and each of its Significant Subsidiaries shall deem necessary based on reasonable considerations of safety and security; provided, however, that neither the Borrower nor any of its Significant Subsidiaries shall be required to disclose to the Administrative Agent, any Bank or any agents or representatives thereof any information which is the subject of attorney-client privilege or attorney work-product privilege properly asserted by the applicable Person to prevent the loss of such privilege in connection with such information or which is prevented from disclosure pursuant to a confidentiality agreement with third parties. Notwithstanding the foregoing, none of the conditions precedent to the exercise of the right of access described in the preceding sentence that relate to notice requirements or limitations on the Persons permitted to exercise such right shall apply at any time when a Default or an Event of Default shall have occurred and be continuing.

(g) Insurance. The Borrower will, and will cause each Significant Subsidiary to, maintain insurance with responsible and reputable insurance companies or associations, or to the extent that the Borrower or such Significant Subsidiary deems it prudent to do so, through its own program of self-insurance, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses, of comparable size and financial strength and with comparable risks.

SECTION 7.2. Negative Covenants. The Borrower covenants that, so long as any amount is owing to the Banks hereunder or under any other Loan Document to which it is a party (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made) or any Bank shall have any Commitment outstanding under this Agreement:

(a) Financial Covenant. The Borrower will not permit, as of the last day of any fiscal quarter, the ratio of Consolidated Indebtedness for Borrowed Money as of such date to Consolidated Capitalization as of such date to exceed 65%; provided, however, during each period after the occurrence of a Storm Certificate Effective Date until the applicable Other Covenant Trigger Date, the applicable ratio shall be 70%.

(b) Certain Liens. The Borrower will not, and will not permit any of its Significant Subsidiaries to, pledge, mortgage, hypothecate or grant a Lien upon, or permit any mortgage, pledge, security interest or other Lien upon, any Property of the Borrower or any Significant Subsidiary of the Borrower; provided, however, that this restriction shall neither apply to nor prevent the creation or existence of:

(i) Permitted Liens;

(ii) any Lien in existence on the date hereof; provided that (A) no such Lien described in this clause (ii) encumbers any additional Property after the date hereof (other than repairs, renewals, replacements, additions, accessions, improvements and betterments to the Property originally subject to such Lien) and (B) the principal amount of Indebtedness of the Borrower and its Subsidiaries secured thereby is not increased after the date hereof (except that, if such

Indebtedness is refinanced, refunded, renewed or extended after the Closing Date, the principal amount thereof may be increased by an amount necessary to pay all accrued and unpaid interest on such Indebtedness being refinanced, refunded, renewed or extended and any fees and expenses, including premiums, related to such refinancing, refunding, renewal or replacement);

(iii) Liens securing bonds issued after the date hereof pursuant to the Original Mortgage (to the extent the proceeds thereof are used to replace, refund or refinance first mortgage bonds outstanding on the date hereof), the General Mortgage Indenture or the SIGECO Mortgage Indenture (or second or subordinated, as the case may be, Liens in lieu thereof);

(iv) Liens required to be granted pursuant to “equal and ratable” clauses existing on the date hereof under Contractual Obligations of the Borrower and its Significant Subsidiaries (and extensions and renewals thereof);

(v) Liens arising in connection with the securitization of accounts receivable of CERC and its Subsidiaries or any Securitization Subsidiary, in the case of CERC and its Subsidiaries, to the extent affecting only the accounts receivable of CERC and its Subsidiaries and assets customarily related thereto;

(vi) Liens securing Indebtedness of CERC and/or its Subsidiaries; provided that such Liens shall be limited to the Property of CERC and/or its Subsidiaries;

(vii) Liens on fixed or capital assets and related inventory and intangible assets acquired, constructed, improved, altered or repaired by the Borrower or any Significant Subsidiary; provided that (i) such Liens secure Indebtedness otherwise permitted by this Agreement, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 365 days after such acquisition or the later of the completion of such construction, improvement, alteration or repair or the date of commercial operation of the assets constructed, improved, altered or repaired, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing, improving, altering or repairing such fixed or capital assets, as the case may be, and (iv) such Lien shall not apply to any other property or assets of the Borrower or of its Significant Subsidiaries (other than repairs, renewals, replacements, additions, accessions, improvements and betterments thereto);

(viii) Liens on Property and repairs, renewals, replacements, additions, accessions, improvements and betterments thereto existing at the time such Property is acquired by the Borrower or any Significant Subsidiary and not created in contemplation of such acquisition (or on repairs, renewals, replacements, additions, accessions and betterments thereto), and Liens on the Property of any Person at the time such Person becomes a Significant Subsidiary of the Borrower and not created in contemplation of such Person becoming a Significant Subsidiary of the Borrower (or on repairs, renewals, replacements, additions, accessions and betterments thereto);

(ix) rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license or permit, or by any Requirements of Law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the Property of the Borrower or any of its Significant Subsidiaries;

(x) rights reserved to or vested in (or exercised by) any Governmental Authority to control, regulate or use any Property of a Person or its activities, including zoning, planning and environmental laws and ordinances and municipal regulations;

(xi) Liens on Property of the Borrower or any of its Significant Subsidiaries securing non-recourse Indebtedness of the Borrower or any such Significant Subsidiary;

(xii) Liens on the stock or assets of Securitization Subsidiaries;

(xiii) any extension, renewal or refunding of any Lien permitted by clauses (i) through (xii) above on the same Property previously subject thereto; provided that no extension, renewal or refunding of any such Lien shall increase the principal amount of any Indebtedness secured thereby immediately prior to such extension, renewal or refunding, unless such Indebtedness is permitted under Section 7.2(a);

(xiv) Liens on cash collateral to secure obligations of the Borrower and its Significant Subsidiaries in respect of cash management arrangements with any Bank or Affiliate thereof; and

(xv) Liens not otherwise permitted by this Section 7.2(b) securing Indebtedness and other obligations of the Borrower and its Significant Subsidiaries so long as the aggregate outstanding principal amount of the Indebtedness and obligations secured thereby does not at any time exceed at the time of incurrence of such Indebtedness or obligations (including any such incurrence resulting from any extension, renewal or refunding of such Indebtedness or obligations), as to the Borrower and all of its Significant Subsidiaries, 12.5% of Net Tangible Assets.

(c) Consolidation, Merger or Disposal of Assets. The Borrower will not, and will not permit any Significant Subsidiary to, (i) merge into or consolidate with any other Person; (ii) liquidate, wind up or dissolve (or suffer any liquidation or dissolution); or (iii) sell, transfer, lease or otherwise dispose of all or substantially all of its Properties to any Person; provided, however, that (A) the Borrower may merge into, or consolidate with, any Person if the Borrower is the surviving entity; (B) any Significant Subsidiary may consolidate with or merge into (1) the Borrower if the Borrower is the surviving entity or (2) any other Subsidiary of the Borrower if the surviving entity is such Significant Subsidiary or a Wholly-Owned Restricted Subsidiary; (C) any Significant Subsidiary may consolidate with or merge into any Person other than the Borrower or another Subsidiary of the Borrower if (1) such Significant Subsidiary is the surviving entity or (2) such other Person is the surviving entity and becomes a Wholly-Owned Restricted Subsidiary contemporaneously with such consolidation or merger; (D) any Significant Subsidiary may liquidate, wind up or dissolve if the Properties of such Significant Subsidiary are conveyed, transferred or distributed pursuant to such liquidation, winding up or dissolution to the Borrower or a Wholly-Owned Restricted Subsidiary; (E) any Significant Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its Properties to the Borrower, to another Wholly-Owned Restricted Subsidiary or to a Person that becomes a Wholly-Owned Restricted Subsidiary contemporaneously with such sale, transfer, lease or other disposition; (F) the Borrower and any Significant Subsidiary may transfer assets in connection with the issuance of Securitization Securities; (G) the Borrower and any Significant Subsidiary may make Permitted MLP/JV Asset Transfers and (H) the Borrower and any Significant Subsidiary may enter into transactions permitted under Section 7.2(e); provided, however, that, in respect of any direct or indirect disposition of any of the Capital Stock of Enable to any Person other than the Borrower or a Subsidiary of the Borrower, the prior written consent of the Majority Banks shall be required if such disposition constitutes all or substantially all of the assets of the Borrower; provided that (x) in the case of any transaction described in clauses (A) through (H), immediately before and after giving effect to any such merger or consolidation, dissolution or liquidation, or sale, transfer, lease or other disposition, no Default or Event of Default shall have occurred and be continuing and (y) in the case of any transaction described in foregoing clause (A), (G) or (H) (excluding, in the case of clause (A), any transaction in which any Subsidiary of the Borrower merges into or consolidates with the Borrower), after giving effect to such transaction, the Borrower shall be in pro forma compliance with Section 7.2(a).

(d) Takeover Bids. The Borrower will not use the proceeds of any Loan made to it to participate in any unsolicited control bid for any other Person.

(e) Sale of Significant Subsidiary Stock. The Borrower will not, and will not permit any Significant Subsidiary to, sell, assign, transfer or otherwise dispose of any of the Capital Stock of any Significant Subsidiary. Notwithstanding the foregoing provisions of Section 7.2(c) or this Section 7.2(e), (1) the Borrower or any Significant Subsidiary may sell, assign, transfer or otherwise dispose of (i) any of the Capital Stock of any Significant Subsidiary to the Borrower or to a Wholly-Owned Subsidiary of the Borrower that constitutes a Significant Subsidiary after giving effect to such transaction and (ii) any of the Capital Stock of any Subsidiary that is not a Significant Subsidiary or any of the Capital Stock of a Person that is not a Subsidiary; (2) any Significant Subsidiary shall have the right to issue, sell, assign, transfer or otherwise dispose of for value its preference or preferred stock in one or more bona fide transactions to any Person; (3) the Borrower and any Significant Subsidiary may make Permitted MLP/JV Asset Transfers and (4) the Borrower and any Significant Subsidiary may enter into transactions permitted by Section 7.2(c); provided that (A) immediately before and after giving effect to any such sale, assignment, transfer or other disposition described in the foregoing clauses (1), (2), (3) and (4), no Default or Event of Default shall have occurred and be continuing and (B) in the case of any such Permitted MLP/JV Asset Transfer permitted under the foregoing clause (3) or the transactions permitted under the foregoing clause (4), after giving effect to such Permitted MLP/JV Asset Transfer or such transactions, as applicable, the Borrower shall be in pro forma compliance with Section 7.2(a).

(f) Agreements Restricting Dividends. The Borrower will not, and will not permit any Significant Subsidiary to, enter into, incur or permit to exist any consensual Contractual Obligation that explicitly prohibits or restricts the payment by any Significant Subsidiary of dividends or other distributions with respect to any shares of its Capital Stock; provided that the foregoing shall not prohibit financial incurrence, maintenance and similar covenants that indirectly have the practical effect of prohibiting or restricting the ability of a Significant Subsidiary to make such payments or provisions that require that a certain amount of capital be maintained, or prohibit the return of capital to shareholders above certain dollar limits; provided, further, that the foregoing shall not apply to (i) prohibitions and restrictions imposed by law or by this Agreement, (ii) prohibitions and restrictions contained in, or existing by reason of, any agreement or instrument existing on the Closing Date, (iii) prohibitions and restrictions contained in, or existing by reason of, any agreement or instrument relating to any Indebtedness of, or otherwise to, any Person at the time such Person first becomes a Significant Subsidiary, so long as such prohibition or restriction was not created in contemplation of such Person becoming a Significant Subsidiary, (iv) prohibitions or restrictions contained in, or existing by reason of, any agreement or instrument effecting a renewal, extension, refinancing, refund or replacement (or successive extensions, renewals, refinancings, refunds or replacements) of Indebtedness or other obligations issued or outstanding under an agreement or instrument referred to in clauses (ii) and (iii) above, so long as the prohibitions or restrictions contained in any such renewal, extension, refinancing, refund or replacement agreement, taken as a whole, are not materially more restrictive than the prohibitions and restrictions contained in the original agreement or instrument, as determined in good faith by a Responsible Officer of the Borrower, (v) any prohibitions or restrictions with respect to a Significant Subsidiary imposed pursuant to an agreement that has been entered into in connection with a disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (vi) any prohibitions or restrictions in respect of preferred or preference stock permitted to be issued by Significant Subsidiaries under Section 7.2(e), (vii) restrictions in respect of Project Financings permitted hereunder and (viii) restrictions contained in joint venture agreements, partnership agreements and other similar agreements with respect to a joint ownership arrangement restricting the disposition or distribution of assets or property of, or the activities of, such joint venture, partnership or other joint ownership entity, or any of such entity’s subsidiaries, if such restrictions are not applicable to the property or assets of any other entity.

(g) Certain Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Significant Subsidiaries to, (i) purchase or acquire (including pursuant to any merger) any Capital Stock, evidence of indebtedness or other interest in (including any option, warrant or other right to acquire any of the foregoing), make any loans or advances to, Guarantee any obligations of, or make any investment in or capital contribution to, any Unrestricted Subsidiary (any of the foregoing, an “Investment”) at any time, other than (A) Investments in MLP Unrestricted Subsidiaries and Joint Venture Entities that are Unrestricted Subsidiaries and (B) other Investments so long as the aggregate amount of net tangible assets of all Unrestricted Subsidiaries (other than MLP Unrestricted Subsidiaries and Joint Venture Entities that are Unrestricted Subsidiaries) at such time does not exceed, or would not exceed as a result of any such Investment, 12.5% of the Net Tangible Assets, or (ii) make Investments in Project Financing Subsidiaries at any time if the aggregate amount of Investments at such time exceeds, or would exceed as a result of any such Investments, $500,000,000.

(h) Indebtedness of Holding Companies. The Borrower will not permit Utility Holding, LLC and any other of its Subsidiaries that directly or indirectly own Capital Stock of CEHE or CERC and which do not conduct, transact or otherwise engage in any business or operations other than those incidental to their direct or indirect ownership of the Capital Stock of CEHE or CERC to incur, create, assume or suffer to exist any Indebtedness for Borrowed Money, except (i) Indebtedness for Borrowed Money owed to the Borrower or any Subsidiary of the Borrower, (ii) Guarantees of Indebtedness for Borrowed Money owed by the Borrower or any Subsidiary of the Borrower and (iii) Indebtedness for Borrowed Money owed by such Subsidiary on the date hereof and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof, other than an amount necessary to pay all accrued and unpaid interest on the Indebtedness being refinanced, refunded, renewed or extended and any fees and expenses, including premiums, related to such refinancing, refunding, renewal or replacement).

(i) Revocation of Storm Certificate. The Borrower will not fail to revoke a Storm Certificate, by delivery of written notice of such revocation to the Administrative Agent, promptly upon acquiring knowledge that any statement contained in clause (ii) or (iii) of the definition of Storm Certificate as set forth in an effective Storm Certificate is no longer applicable.

ARTICLE VIII

EVENTS OF DEFAULT

SECTION 8.1. Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:

(a) Non-Payment of Principal and Interest. The Borrower fails to pay, in the manner provided in this Agreement, (i) any principal when due or (ii) any interest payment payable by it hereunder within five (5) Business Days after its due date; or

(b) Non-Payment of Other Amounts. The Borrower fails to pay, in the manner provided in this Agreement, any other amount (other than the amounts set forth in Section 8.1(a) above) payable by it hereunder when due and such default shall continue unremedied for a period of at least ten (10) Business Days after the Borrower’s receipt of notice from the Administrative Agent of such default; or

(c) Breach of Representation or Warranty. Any representation or warranty by the Borrower in Section 6.1, in any other Loan Document or in any certificate, document or instrument delivered by the Borrower under this Agreement shall have been incorrect in any material respect when made or when deemed hereunder to have been made; or

(d) Breach of Certain Covenants. The Borrower fails to perform or comply with any one or more of its obligations under Section 7.1(a)(v)(A), 7.1(b)(ii) or 7.2; or

(e) Breach of Other Obligations. The Borrower does not perform or comply with any one or more of its other obligations under this Agreement (other than those set forth in Section 8.1(a), (b) or (d) above) or under any other Loan Document and such failure to perform or comply shall not have been remedied within 30 days after the earlier of (i) notice thereof to the Borrower from the Administrative Agent or the Majority Banks and (ii) actual knowledge thereof by a Responsible Officer of the Borrower; or

(f) Other Indebtedness. (i) The Borrower or any Significant Subsidiary fails to pay when due (either at stated maturity or by acceleration or otherwise, but subject to applicable grace periods) any principal or interest in respect of any Indebtedness for Borrowed Money (other than Indebtedness of the Borrower under this Agreement), Secured Indebtedness or Junior Subordinated Debt if the aggregate principal amount of all such Indebtedness for which such failure to pay shall have occurred and be continuing exceeds $125,000,000 or (ii) any default, event or condition shall have occurred and be continuing with respect to any Indebtedness for Borrowed Money, Secured Indebtedness or Junior Subordinated Debt of the Borrower or any Significant Subsidiary (other than Indebtedness of the Borrower under this Agreement), the effect of which default, event or condition is to cause, or to permit the holder thereof to cause, (A) such Indebtedness to become due prior to its stated maturity (other than in respect of mandatory prepayments required thereby) or (B) in the case of any Guarantee of Indebtedness for Borrowed Money or Junior Subordinated Debt by the Borrower or any of its Significant Subsidiaries, the primary obligation (as such term is defined in the definition of “Guarantee” in Section 1.1) to which such Guarantee relates to become due prior to its stated maturity, if the aggregate amount of all such Indebtedness or primary obligations with respect to which the Borrower or any of its Significant Subsidiaries is liable (as the case may be) that is or could be caused to be due prior to its stated maturity exceeds $125,000,000; or

(g) Involuntary Bankruptcy, Etc. (i) There shall be commenced against the Borrower or any Significant Subsidiary any case, proceeding or other action in any court of competent jurisdiction (A) seeking a decree or order for relief in respect of the Borrower or any Significant Subsidiary under any applicable domestic or foreign bankruptcy, insolvency, receivership or other similar law, (B) seeking a decree or order adjudging the Borrower or any Significant Subsidiary a bankrupt or insolvent, (C) except as permitted by Section 7.2(c)(ii), seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other similar relief of or in respect of the Borrower or any Significant Subsidiary or their respective debts under any applicable domestic or foreign bankruptcy, insolvency, receivership or other similar law or (D) seeking the appointment of a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or any Significant Subsidiary or of any substantial part of their respective Properties, and, in the case of each of the foregoing clauses (A), (B), (C) and (D), such case, proceeding or other action is not dismissed within 90 days; or (ii) a decree, order or other judgment is entered in respect of any of the remedies, reliefs or other matters for which any case, proceeding or other action referred to in clause (i) above is commenced; or (iii) there shall be commenced against the Borrower or any Significant Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged or stayed or bonded pending appeal within 90 days from the entry thereof; or

(h) Voluntary Bankruptcy, Etc. (i) The commencement by the Borrower or any Significant Subsidiary of a voluntary case, proceeding or other action under any applicable domestic or foreign bankruptcy, insolvency, receivership or other similar law (A) seeking to have an order of relief entered with respect to it, (B) seeking to be adjudicated a bankrupt or insolvent, (C) seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other similar relief with respect to it or its debts under any applicable domestic or foreign bankruptcy, insolvency, receivership or other similar law or (D) seeking the appointment of or the taking possession by a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or similar official of the Borrower or any Significant Subsidiary of any substantial part of its Properties; or (ii) the making by the Borrower or any Significant Subsidiary of a general assignment for the benefit of creditors; or (iii) the Borrower or any Significant Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts described in clause (i) or (ii) above or in Section 8.1(g); or (iv) the admission by the Borrower or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due or the failure by the Borrower or any Significant Subsidiary generally to pay its debts as such debts become due; or

(i) Judgments. One or more final judgments or decrees for the payment of money in an aggregate amount in excess of $125,000,000 (to the extent not covered by insurance) shall be rendered by one or more courts of competent jurisdiction against the Borrower or any Significant Subsidiary, and the same shall remain undischarged for a period of 60 days during which the execution thereon shall not effectively be stayed, released, bonded or vacated; or

(j) ERISA Events. The existence of an event or events, individually or, in the aggregate, that could reasonably be expected to have a Material Adverse Effect arising out of or in connection with (i) any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) the failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) by a Plan, whether or not waived, or any Lien in favor of the PBGC or a Plan on the assets of the Borrower or any Commonly Controlled Entity, (iii) the occurrence of a Reportable Event with respect to, or the commencement of proceedings under Section 4042 of ERISA to have a trustee appointed, or the appointment of a trustee under Section 4042 of ERISA, to administer or to terminate any Single Employer Plan, which Reportable Event, commencement of proceedings or appointment of a trustee would reasonably be expected to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) the termination of any Single Employer Plan for purposes of Title IV of ERISA or (v) withdrawal from, or the Insolvency of, a Multiemployer Plan; or

(k) Change in Control. A Change in Control shall have occurred.

SECTION 8.2. Cancellation/Acceleration. If at any time and for any reason (whether within or beyond the control of any party to this Agreement):

(a) either of the Events of Default specified in Section 8.1(g) or 8.1(h) occurs with respect to the Borrower, then automatically:

(i) the Commitments shall immediately be cancelled; and

(ii) all Loans made hereunder, all unpaid accrued interest or fees and any other sum payable under this Agreement or any other Loan Document shall become immediately due and payable; or

(b) any other Event of Default specified in Section 8.1 occurs, then, at any time thereafter while such Event of Default is continuing, the Administrative Agent shall, upon the instruction of the Majority Banks, by notice to the Borrower, declare that:

(i) the Commitments shall immediately be cancelled; and/or

(ii) either (A) all Loans made hereunder, all unpaid accrued interest or fees and any other sum payable under this Agreement or any other Loan Document shall become immediately due and payable or (B) all Loans made hereunder, all unpaid accrued interest or fees and any other sum payable under this Agreement or any other Loan Document shall become due and payable at any time thereafter immediately on demand by the Administrative Agent (acting on the instructions of the Majority Banks).

Except as expressly provided above in this Section 8.2, presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of any kind whatsoever are hereby expressly waived by the Borrower.

ARTICLE IX

THE ADMINISTRATIVE AGENT

SECTION 9.1. Appointment. Each Bank hereby irrevocably designates and appoints Mizuho Bank, Ltd. as the Administrative Agent of such Bank under this Agreement and the other Loan Documents, and each such Bank irrevocably authorizes Mizuho Bank, Ltd., as the Administrative Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, (a) the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent and (b) the Lead Arranger shall not have any duties or responsibilities hereunder, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Lead Arranger.

SECTION 9.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 9.3. Exculpatory Provisions. Neither the Administrative Agent nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Note or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

SECTION 9.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, note, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, email, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note or any loan account in the Register as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks (or, if so specified by this Agreement, all Banks) as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Banks (or, if so specified by this Agreement, all Banks), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the amounts owing hereunder.

SECTION 9.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Banks (or, if so specified by this Agreement, all Banks); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

SECTION 9.6. Non-Reliance on Administrative Agent, Lead Arranger and Other Banks. Each Bank expressly acknowledges that neither the Administrative Agent and the Lead Arranger nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Administrative Agent or the Lead Arranger hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Lead Arranger, as applicable, to any Bank. Each Bank represents to the Administrative Agent and the Lead Arranger that it has, independently and without reliance upon the Administrative Agent, the Lead Arranger or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent, the Lead Arranger or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates.

SECTION 9.7. Indemnification. The Banks agree to indemnify the Administrative Agent, the Lead Arranger and their respective officers, directors, employees, partners, affiliates, agents, advisors, and controlling persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective applicable Loan Percentages in effect on the date on which indemnification is sought under this Section 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such applicable Loan Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including at any time following the payment of all amounts owing hereunder and the termination or expiration of the Commitments) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found to by a final and non-appealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

SECTION 9.8. Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and its Commitment hereunder, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Bank and may exercise the same as though it were not the Administrative Agent, and the terms “Bank” and “Banks” shall include the Administrative Agent in its individual capacity.

SECTION 9.9. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Banks and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Banks shall appoint from among the Banks a successor agent for the Banks, which successor agent shall (unless an Event of Default under Sections

8.1(a), (g) or (h) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of any amounts payable hereunder. If a successor Administrative Agent shall not have been so appointed within 15 days after the resigning Administrative Agent gives notice of its resignation, the resigning Administrative Agent may then appoint a successor Administrative Agent who shall be a financial institution engaged or licensed to conduct banking business under the laws of the United States with an office in the United States and that has total assets in excess of $500,000,000 and who shall serve as Administrative Agent until such time, if any, as an Administrative Agent shall have been appointed by the Majority Banks (with the consent of the Borrower to the extent required above) as provided above. After any Administrative Agent’s resignation as Administrative Agent, the provisions of this Article IX and of Section 10.5 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

SECTION 9.10. Lead Arranger. Notwithstanding anything to the contrary contained herein, no Bank identified as “Lead Arranger” shall have the right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or not taking action hereunder.

SECTION 9.11. Certain ERISA Matters.

(a) Each Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent, the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i) such Bank is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(iii) (A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Bank.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or such Bank has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent, the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that none of the Administrative Agent, or the Lead Arranger, or any of their respective Affiliates is a fiduciary with respect to the assets of such Bank (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c) The Administrative Agent and the Lead Arranger hereby inform the Banks that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Bank or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, arrangement fees, agency fees, administrative agent fees, amendment fees, processing fees, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE X

MISCELLANEOUS

SECTION 10.1. Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any provision hereof or thereof, may be waived, amended, supplemented or modified except pursuant to an instrument or instruments in writing entered into by the Borrower and the Majority Banks or by the Borrower and the Administrative Agent with the consent of the Majority Banks; provided that no Defaulting Bank shall have any right to approve or disapprove any such waiver, amendment, supplement or modification; provided, however, that in no such event shall any waiver, amendment or modification:

(i) increase the amount or extend the expiration date of any Bank’s Commitment without the consent of such Bank;

(ii) reduce the principal amount of any Loan, or extend the scheduled date of maturity of any Loan, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, in each case without the consent of each Bank directly affected thereby;

(iii) amend, modify or waive any provision of this Section or of Section 4.2 in a manner that would alter the pro rata sharing of payments required thereby, or reduce the percentage specified in the definition of Majority Banks, or consent to the assignment or transfer by the Borrower of any of its respective rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Banks;

(iv) amend, modify or waive any provision of Article IX without the written consent of the Administrative Agent at the time; or

(v) amend, modify or waive any provision of Section 2.3 without the written consent of the Administrative Agent.

Notwithstanding this Section 10.1, only the consent of the Administrative Agent and the Borrower shall be required to amend this Agreement to reflect an alternate rate of interest as to which the Majority Banks shall not have objected in accordance with Section 3.5.

Any such waiver, amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Borrower, the Banks, the Administrative Agent and all future holders of the amounts payable hereunder. In the case of any waiver (to the extent specified therein), the Borrower, the Banks and the Administrative Agent shall be restored to their former position and rights hereunder and under any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

SECTION 10.2. Notices. (a) Unless otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto shall be in writing (including by facsimile followed by any original sent by mail or delivery), and, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule 1.1(A) in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto pursuant to paragraph (c) below and any future holders of the amounts payable hereunder:

Borrower:	1111 Louisiana
Houston, Texas 77002
Attention:	Carla Kneipp
Vice President and Treasurer
Facsimile:	(713) 207-9550
Email:	Carla.Kneipp@centerpointenergy.com

With a copy to:	1111 Louisiana
Houston, Texas 77002
Attention:	Robert McRae, Assistant Treasurer
Facsimile:	(713) 207-9550
Email:	Robert.Mcrae@centerpointenergy.com

Administrative	Mizuho Bank, Ltd.
Agent:	c/o Mizuho Americas
Harborside Financial Center
1800 Plaza Ten
Jersey City, NJ 07311-4098
Attention:	Maria R. Sherry
Officer
Agency Bilateral Loan Administration
Mizuho Bank, Ltd.
Facsimile:	(201) 626-9935
Email:	maria.sherry@mizuhocbus.com
Lau_agent@mizuhocbus.com

provided that any notice, request or demand to or upon the Administrative Agent or the Banks shall not be effective until received during such recipient’s normal business hours.

(b) The Borrower hereby acknowledges that (i) certain of the Banks may be “public-side” Banks (i.e., Banks that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Bank”) and (ii) the Administrative Agent will make available to the Banks certain notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that initiates or responds to the legal process (all such non-excluded information being referred to herein collectively as the “Communications”) on IntraLinks or another relevant website (whether a commercial, third-party website or whether sponsored by the Administrative Agent) (the

“Platform”). The Borrower hereby agrees that all Communications that are to be made available to Public Banks shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Communications “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Banks to treat such Communications as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws, it being understood that certain of such Communications may be subject to the confidentiality requirements hereof, (y) all Communications marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor,” and (z) the Administrative Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, (A) the Borrower shall be under no obligation to mark any Communications “PUBLIC,” and each Public Bank hereby waives its right to receive any Communications that are not marked “PUBLIC”; and (B) the Administrative Agent shall treat Communications that are deemed to have been delivered based on notice pursuant to the last sentence of Section 7.1(a) as “PUBLIC.”

(c) The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or circumstances.

(d) Any party hereto may change its address, facsimile number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto.

SECTION 10.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 10.4. Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement.

SECTION 10.5. Payment of Expenses; Indemnity. (a) The Borrower agrees (i) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution and delivery of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of Gibson, Dunn & Crutcher LLP, counsel to the Administrative Agent (but excluding the fees or expenses of any other counsel), (ii) to pay or reimburse the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of its rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including the reasonable fees and disbursements of the special counsel to the Administrative Agent, (iii) to pay or reimburse each Bank for all its costs and expenses incurred in connection with the enforcement, or at any time after the occurrence and during the continuance of a Default or an Event of Default, the preservation, of its rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including (A) the reasonable fees and disbursements of counsel to such Bank and (B) other out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, (iv) without duplication of any other provision contained in this Agreement or any Notes, to pay, indemnify, and hold each Bank and the Administrative Agent harmless from, any and all recording and filing fees (for which each Bank has not been otherwise reimbursed by the Borrower under this Agreement), if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, and (v) without duplication of any other provision contained in this Agreement or any Notes, to pay, indemnify and hold the Administrative Agent, the Lead Arranger and each Bank together with their respective directors, officers, employees, agents, trustees, advisors and Affiliates (collectively, the “Indemnified Persons”), harmless from and against, any and all losses, claims, damages and liabilities (and shall reimburse each Indemnified Person upon demand for any reasonable legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any of the foregoing), incurred by any Indemnified Person arising out of, in connection with, or as a result of the execution, delivery, enforcement, performance and administration of this Agreement and the other Loan Documents, the transactions contemplated by this Agreement and the other Loan Documents, or the use, or proposed use, of proceeds of the Loans (all the foregoing in this clause (v), collectively, the “Indemnified Liabilities”); provided that the Borrower shall have no obligation hereunder to an Indemnified Person with respect to Indemnified Liabilities arising from or in connection with (A) the gross negligence or willful misconduct of such Indemnified Person or (B) the material breach by such Indemnified Person of the express terms of this Agreement, in the case of each of the foregoing clauses (A) and (B) as determined by a final, non-appealable judgment of a court of competent jurisdiction, AND PROVIDED FURTHER THAT, SUBJECT TO THE LIMITATIONS DESCRIBED HEREIN, IT IS THE INTENTION OF THE BORROWER TO INDEMNIFY THE INDEMNIFIED PERSONS AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE. This provision shall not apply to Taxes other than Taxes arising from a non-Tax claim.

(b) Each party hereto hereby waives, to the maximum extent permitted by applicable law, any right it may have to claim or recover from any other party hereto any special, indirect, punitive or consequential damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of the execution, delivery, enforcement, performance and administration of this Agreement and the other Loan Documents, the transactions contemplated by this Agreement and the other Loan Documents, or the use, or proposed use, of proceeds of the Loans; provided that nothing contained in this paragraph (b) shall limit the Borrower’s indemnification provisions contained in paragraph (a) above.

(c) In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, any of the Borrower’s directors, security holders, affiliates, creditors, an Indemnified Person or any other Person, whether or not an Indemnified Person is otherwise a party to this Agreement.

(d) The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder and termination of this Agreement.

SECTION 10.6. Effectiveness, Successors and Assigns; Participations; Assignments. (a) This Agreement shall become effective on the date hereof and thereafter shall be binding upon and inure to the benefit of the Borrower, the Banks, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

(b) Any Bank may, without the consent of or notice to the Borrower, the Administrative Agent, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions or Bank Affiliates (a “Participant”) participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder and under the other Loan Documents. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Loan and Commitment or other interest for all purposes under this Agreement and the other Loan Documents, the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement and the other Loan Documents and, except with respect to the matters set forth in Section 10.1, the amendment of which requires the consent of all of the Banks, the participation agreement between the selling Bank and the Participant may not restrict such Bank’s voting rights hereunder. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.1 and 4.3 (subject to the requirements and limitations therein, including the requirements under Section 4.3(e) and Section 4.3(f) (it being understood that the documentation required under Section 4.3(e) and Section 4.3(f) shall be delivered to the participating Bank)) to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided that such Participant (i) agrees to be subject to the provisions of Sections 4.1 and 4.3 as if it were an Eligible Assignee under paragraph (c) of this Section and (ii) shall not be entitled to receive any greater payment under Sections 4.1 or 4.3, with respect to any participation, than its participating Bank would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from an adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof that occurs after the Participant acquired the applicable participation. The Borrower further agrees that each Participant, to the extent provided in its participation, shall be entitled to the benefits of Sections 3.4 and 3.7 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided that (i) no Participant shall be entitled to receive any greater amount pursuant to such Sections than the selling Bank would have been entitled to receive in respect of the amount of the participation sold by such selling Bank to such Participant had no such sale occurred and (ii) each such sale of participating interests shall be to a “qualified purchaser”, as such term is defined under the Investment Company Act of 1940, as amended. Except as expressly provided in this Section 10.6(b), no Participant shall be a third-party beneficiary of or have any rights under this Agreement or under any of the other Loan Documents. Each Bank that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank, each of the Borrower or any of its Subsidiaries that is a party to any Loan Document, and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(c) Except as set forth below, the Banks shall be permitted to assign all or a portion of their Loans and Commitments to one or more financial institutions (“Purchasing Banks”) with the consent, not to be unreasonably withheld, of (x) the Borrower; provided that, (A) no consent of the Borrower shall be required if (i) the Purchasing Bank is a Bank or a Bank Affiliate and such Purchasing Bank (X) is not an EEA Financial Institution or (Y) is an EEA Financial Institution and the Bank assigning such Loans and Commitments to such Purchasing Bank is an EEA Financial Institution, or (ii) an Event of Default has occurred and is continuing, (B) so long as no Event of Default has occurred and is continuing, with respect to any such assignments that are by an assignor that is not an EEA Financial Institution to an Eligible Assignee that is an EEA Financial Institution, the consent of the Borrower shall be in the Borrower’s sole discretion (notwithstanding the reasonableness thereof), and (C) the Borrower shall be deemed to have consented to such assignment unless it shall have notified the Administrative Agent of its refusal to give such consent within 10 Business Days following the Borrower’s receipt from the transferor Bank of a fully-completed Assignment and Acceptance (as defined below) with respect to such assignment, delivered in accordance with Section 10.2), and the Administrative Agent, unless the assignment is from a Bank to its Bank Affiliate, pursuant to an Assignment and Acceptance, substantially in the form of Exhibit C (an “Assignment and Acceptance”), executed by such Purchasing Bank and such transferor Bank (and by the Borrower and the Administrative Agent, as applicable) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that (i) such Purchasing Bank is a “qualified purchaser” as defined under the Investment Company Act of 1940, as amended, (ii) each such sale shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of the Commitment or, if the Commitment has terminated, the Outstanding Extensions of Credit, in each case, of such Bank, (iii) each such sale shall be in an aggregate amount of not less than $5,000,000 (or such lesser amount representing the entire Commitment or, if the Commitment has terminated, the Outstanding Extensions of Credit, in each case, of such transferor Bank) if such sale is not to an existing Bank, and (iv) after giving effect to such sale, the transferor Bank shall (to the extent that it continues to have any Commitment or, if the Commitment has terminated, any Outstanding Extensions of Credit hereunder) have a Commitment or, if the Commitment has terminated, Outstanding Extensions of Credit, in each case, of not less than $5,000,000; provided that such amounts shall be aggregated in respect of each Bank and its Bank Affiliates, if any. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance (the “Transfer Effective Date”), (i) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder with the Commitments or, if the Commitments have terminated, the Outstanding Extensions of Credit, in each case, as set forth therein and (ii) the transferor Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Bank’s rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Loan Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement. On or prior to the Transfer Effective Date determined pursuant to such Assignment and Acceptance, (i) appropriate entries shall be made in the accounts of the transferor Bank and the Register evidencing such assignment and releasing the Borrower from any and all obligations to the transferor Bank in respect of the assigned Loan or Loans and (ii) appropriate entries evidencing the assigned Loan or Loans shall be made in the accounts of the Purchasing Bank and the Register as required by Section 3.1 hereof. In the event that any Notes have been issued in respect of the assigned Loan or Loans, such Notes shall be marked “cancelled” and surrendered by the transferor Bank to the Administrative Agent for return to the Borrower. For avoidance of doubt, no assignments may be made to a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person).

(d) The Administrative Agent shall maintain at its address referred to in Section 10.2(a) a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time. To the extent permitted by applicable law, the entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Banks may (and, in the case of any Loan or other obligations hereunder not evidenced by a Note, shall) treat, each Person whose name is recorded in the Register pursuant to the terms hereof as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of an Assignment and Acceptance executed by a transferor Bank and Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank Affiliate, by the Borrower and the Administrative Agent), together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall promptly accept such Assignment and Acceptance on the Transfer Effective Date determined pursuant thereto, record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Borrower.

(f) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or Purchasing Bank for such Bank as a party hereto. The Borrower hereby agrees that, upon request of any Bank at any time and from time to time after the Borrower has made its initial Borrowing hereunder, the Borrower shall provide to such Bank, at the Borrower’s own expense, a promissory note, substantially in the form of Exhibit D evidencing the Loans owing to such Bank.

SECTION 10.7. Setoff. In addition to any rights and remedies of the Banks provided by law, if any Event of Default shall have occurred and be continuing, each Bank shall have the right, to the fullest extent permitted by law, without prior notice to the Borrower (any such notice being expressly waived by the Borrower to the extent permitted by applicable law), to set off and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank or any branch or agency thereof to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower existing under this Agreement which are then due and payable. Each Bank agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Bank; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 10.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile transmission or in other electronic (e.g., “pdf” or “tif”) format shall be as effective as delivery of a manually signed counterpart of this Agreement. A set of the copies of this Agreement signed by all the parties shall be maintained with Borrower and the Administrative Agent.

SECTION 10.9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.10. Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

SECTION 10.11. GOVERNING LAW. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) Notwithstanding anything in Section 10.11(a) to the contrary, nothing in this Agreement or in any Note or any other Loan Documents shall be deemed to constitute a waiver of any rights which any Bank may have under applicable federal law relating to the amount of interest which any Bank may contract for, take, receive or charge in respect of any Loans, including any right to take, receive, reserve and charge interest at the rate allowed by the laws of the state where such Bank is located. To the extent that Texas law is applicable to the determination of the Highest Lawful Rate, the Banks and the Borrower agree that (i) if Chapter 303 of the Texas Finance Code, as amended, is applicable to such determination, the weekly rate ceiling as computed from time to time shall apply, provided that, to the extent permitted by such Article, the Administrative Agent may from time to time by notice to the Borrower revise the election of such interest rate ceiling as such ceiling affects the then current or future balances of the Loans; and (ii) the provisions of Chapter 346 of the Texas Finance Code, as amended shall not apply to this Agreement or any Note issued hereunder.

SECTION 10.12. Submission to Jurisdiction; Waivers. Each party to this Agreement hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the Courts of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid to such party at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

SECTION 10.13. Acknowledgments. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Administrative Agent nor any Bank has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Banks, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture exists among the Banks or among the Borrower and the Banks.

SECTION 10.14. Limitation on Agreements. All agreements between the Borrower, the Administrative Agent or any Bank, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made in respect of an amount due under any Loan Document or otherwise, shall the amount paid, or agreed to be paid, to the Administrative Agent or any Bank for the use, forbearance, or detention of the money to be loaned under this Agreement, any Notes or any other Loan Document or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document exceed the Highest Lawful Rate. If, as a result of any circumstances whatsoever, fulfillment of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if, from any such circumstance, the Administrative Agent or any Bank shall ever receive interest or anything that might be deemed interest under applicable law that would exceed the Highest Lawful Rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing on account of such Bank’s Loans or the amounts owing on other obligations of the Borrower to the Administrative Agent or any Bank under any Loan Document and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of such Bank’s Loans and the amounts owing on other obligations of the Borrower to the Administrative Agent or any Bank under any Loan Document, as the case may be, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Administrative Agent or any Bank for the use, forbearance or detention of the indebtedness of the Borrower to the Administrative Agent or any Bank shall, to the fullest extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full of the principal (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate. Notwithstanding anything to the contrary contained in any Loan Document, it is understood and agreed that if at any time the rate of interest that accrues on the outstanding principal balance of any Loan shall exceed the Highest Lawful Rate, the rate of interest that accrues on the outstanding principal balance of any Loan shall be limited to the Highest Lawful Rate, but any subsequent reductions in the rate of interest that accrues on the outstanding principal balance of any Loan shall not reduce the rate of interest that accrues on the outstanding principal balance of any Loan below the Highest Lawful Rate until the total amount of interest accrued on the outstanding principal balance of any Loan equals the amount of interest that would have accrued if such interest rate had at all times been in effect. The terms and provisions of this Section 10.14 shall control and supersede every other provision of all Loan Documents.

SECTION 10.15. Removal of Bank. Notwithstanding anything herein or in any other Loan Document to the contrary, the Borrower may, at any time in its sole discretion, remove any Bank upon 15 Business Days’ written notice to such Bank and the Administrative Agent (the contents of which notice shall be promptly communicated by the Administrative Agent to each other Bank), such removal to be effective at the expiration of such 15-day notice period; provided, however, that no Bank may be removed hereunder at a time when an Event of Default shall have occurred and be continuing. Each notice by the Borrower under this Section 10.15 shall constitute a representation by the Borrower that the removal described in such notice is permitted under this Section 10.15. Concurrently with such removal, the Borrower shall pay to such removed Bank all amounts owing to such Bank hereunder (including any amounts arising under Section 3.7 as a consequence of such removal) and under any other Loan Document in immediately available funds. Upon full and final payment hereunder of all amounts owing to such removed Bank, such Bank shall make appropriate entries in its accounts evidencing payment of all Loans hereunder and releasing the Borrower from all obligations owing to the removed Bank in respect of the Loans hereunder and surrender to the Administrative Agent for return to the Borrower any Notes of the Borrower then held by it. Effective immediately upon such full and final payment, such removed Bank will not be considered to be a “Bank” for purposes of this Agreement, except for the purposes of any provision hereof that by its terms survives the termination of this Agreement and the payment of the amounts payable hereunder.

SECTION 10.16. Confidentiality. Each of the Banks and the Administrative Agent agrees to maintain, and to use its commercially reasonable efforts to cause any third party recipient of the information described in this Section 10.16 to maintain, any information delivered or made available by the Borrower to it (including any information obtained pursuant to Section 7.1), confidential from anyone other than Persons employed or retained by such party who are or are expected to become engaged in evaluating, approving, structuring or administering the transactions contemplated hereunder; provided that nothing shall prevent any Bank or the Administrative Agent from disclosing such information (i) to any other Bank or any Affiliate of any Bank, (ii) pursuant to subpoena or upon the order of any court or administrative agency having jurisdiction over such Bank or the Administrative Agent, as the case may be, (iii) upon the request or demand of any Governmental Authority or self-regulatory body, in each case, having jurisdiction over such Bank or the Administrative Agent, as the case may be, (iv) if such information has been publicly disclosed (other than by reason of disclosure by any Bank or the Administrative Agent in breach of its obligations under this Section 10.16), (v) to the extent reasonably required in connection with any litigation to which either the Administrative Agent, any Bank, the Borrower or their respective Affiliates may be a party relating to this Agreement or any other Loan Document, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to the Administrative Agent’s or such Bank’s, as the case may be, legal counsel, independent auditors and other professional advisors and agents involved in the administration of the Loans hereunder, (viii) to its and its Affiliates’ directors, officers, employees, agents, and advisors; provided that they are advised of the confidential nature of such information and obligated to keep such information confidential or (ix) to any actual or proposed Participant, Purchasing Bank, hedge counterparty in respect of this Agreement or pledgee (each, a “Transferee”) that has agreed in writing to be bound by the provisions of this Section 10.16 or provisions at least as restrictive as those in this Section 10.16. To the extent permitted by applicable law, in the event that any Bank or the Administrative Agent is legally requested or required to disclose any confidential information pursuant to clause (ii), (iii) (unless such request

(X) is from a bank regulatory agency or in connection with an examination of a Bank’s records by bank examiners and (Y) does not target or impact Borrower or any of its Subsidiaries) or (v) of this Section 10.16, such party shall promptly notify the Borrower of such request or requirement prior to disclosure so that Borrower may seek an appropriate protective order and/or waive compliance with the terms of this Agreement. If, however, in the opinion of counsel for such party, such party is nonetheless, in the absence of such order or waiver, compelled to disclose such confidential information or otherwise stand liable for contempt or suffer possible censure or other penalty or liability, then such party may disclose such confidential information without liability to the Borrower; provided, however, that such party will use its commercially reasonable efforts to minimize the disclosure of such information. Subject to the exceptions above to disclosure of information, each of the Banks and the Administrative Agent agrees that it shall not publish, publicize, or otherwise make public any information regarding this Agreement or the transactions contemplated hereby without the written consent of the Borrower, in its sole discretion.

SECTION 10.17. Officer’s Certificates. It is not intended that any certificate of any officer of the Borrower delivered to the Administrative Agent or any Bank pursuant to this Agreement shall give rise to any personal liability on the part of such officer.

SECTION 10.18. USA Patriot Act. Each Bank and the Administrative Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that, pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower shall, and shall cause each of its Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by each Bank and the Administrative Agent to maintain compliance with the Patriot Act.

SECTION 10.19. No Advisory or Fiduciary Responsibility. The Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) no fiduciary, advisory or agency relationship between the Borrower or any of its Affiliates, on the one hand, and the Administrative Agent, the Lead Arranger or any Bank, on the other hand, is intended to be or has been created in respect of this Agreement, irrespective of whether any such Person has advised or is advising the Borrower or any of its Affiliates on other matters, (b) each of the Administrative Agent, the Lead Arranger and the Banks, on the one hand, and the Borrower and its Affiliates, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Borrower and its Affiliates rely on, any fiduciary duty to them on the part of the Administrative Agent, the Lead Arranger or any Bank, (c) the Borrower and its Affiliates are capable of evaluating and understanding, and each of the Borrower and its Affiliates understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement and by the other Loan Documents, (d) the Borrower and its Affiliates have been advised that the Administrative Agent, the Lead Arranger and the Banks are engaged in a broad range of transactions that may involve interests that differ from the interests of the Borrower and its Affiliates and no such Person has any obligation to disclose such interests and transactions to the Borrower or any of its Affiliates, (e) the Borrower and its

Affiliates have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (f) each of the Administrative Agent, the Lead Arranger and the Banks has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates or any other Person or entity in respect of the transactions contemplated by this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CENTERPOINT ENERGY, INC.

By:	/s/ Carla A. Kneipp
Name: Carla A. Kneipp
Title: Vice President and Treasurer

CNP Term Loan Agreement – Signature Page

MIZUHO BANK, LTD.,
as Administrative Agent, Lead Arranger and as a Bank

By:	/s/ Tracy Rahn
Name: Tracy Rahn
Title: Authorized Signatory

CNP Term Loan Agreement – Signature Page

BANK OF AMERICA, N.A.,
as a Bank

By:	/s/ Gerard P. Rooney
Name: Gerard P. Rooney
Title: Managing Director

CNP Term Loan Agreement – Signature Page

MUFG BANK, LTD.,
as a Bank

By:	/s/ Nicholas R. Battista
Name: Nicholas R. Battista
Title: Managing Director

CNP Term Loan Agreement – Signature Page

PNC BANK, NATIONAL ASSOCIATION,
as a Bank

By:	/s/ Madeline L. Pleskovic
Name: Madeline L. Pleskovic
Title: Vice President

CNP Term Loan Agreement – Signature Page

U.S. BANK NATIONAL ASSOCIATION,
as a Bank

By:	/s/ James O’Shaughnessy
Name: James O’Shaughnessy
Title: Vice President

CNP Term Loan Agreement – Signature Page

SCHEDULE 1.1(A)

SCHEDULE OF COMMITMENTS AND ADDRESSES

Names and Addresses of Banks	Commitments
Mizuho Bank, Ltd. c/o Mizuho Americas Agency Bilateral Loan Administration Harborside Financial Center 1800 Plaza Ten Jersey City, NJ 07311-4098 Attention: Maria R. Sherry Tel: 201-626-9384 Fax: 201-626-9935 maria.sherry@mizuhocbus.com Lau_agent@mizuhocbus.com	$250,000,000

Bank of America, N.A. Bank of America Corporate Center 100 N. Tryon St. Charlotte, NC, 28255-0001 Attention: Gerard P. Rooney Tel: 980-386-1323 Fax: 980-683-6306 gerry.rooney@baml.com	$187,500,000

MUFG Bank, Ltd. MUFG Operations Office for the Americas MUFG Bank, Ltd. 1251 Avenue of the Americas, 12th Floor New York, NY 10020-1104 Attention: Steven Williams Tel: 201-413-8520 Fax: 201-521-2304 and 201-521-2305 stwilliams@us.mufg.jp	$187,500,000

PNC Bank, National Association Consumer Loan Center BR-YB58-01-5 6750 Miller Road Brecksville, OH 44141 Attention: Tammy Malitz Tel: 440-546-6870 Fax: 877-733-1196 tammy.malitz@pnc.com ParticipationLA3BRV@pnc.com	$187,500,000

Schedule 1.1(A) to CNP Term Loan Agreement

Names and Addresses of Banks	Commitments

U.S. Bank National Association 1095 Avenue of the Americas, 15th Floor New York, NY 10036 Attention: James O’Shaughnessy Tel: 917-326-3924 Fax: 917-256-2892 james.oshaughnessy@usbank.com	$187,500,000

Total Commitments	$1,000,000,000

Schedule 1.1(A) to CNP Term Loan Agreement

SCHEDULE 6.1(p)

SIGNIFICANT SUBSIDIARIES

Significant Subsidiaries

1.	CenterPoint Energy Houston Electric, LLC

2.	CenterPoint Energy Resources Corp.

3.	Utility Holding, LLC

4.	Vectren Corp.

5.	Vectren Utility Holdings, Inc.

Schedule 6.1(p) to CNP Term Loan Agreement

EXHIBIT A

FORM OF

NOTICE OF BORROWING

Date: May [●], 2019

Mizuho Bank, Ltd.,

as Administrative Agent for the

Banks parties to the Term Loan

Agreement (as defined below)

c/o Mizuho Americas

Agency Bilateral Loan Administration

Harborside Financial Center

1800 Plaza Ten

Jersey City, NJ 07311-4098

Attention:    Maria R. Sherry

Ladies and Gentlemen:

Reference is made to the Term Loan Agreement, dated as of May 15, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among CENTERPOINT ENERGY, INC., a Texas corporation (the “Borrower”), the banks and other financial institutions from time to time parties thereto (individually, a “Bank” and, collectively, the “Banks”), and MIZUHO BANK, LTD., as administrative agent (in such capacity, together with any successors thereto in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Term Loan Agreement. The undersigned hereby gives you notice pursuant to Section 2.2 of the Term Loan Agreement that it requests a Borrowing under the Term Loan Agreement and, in that connection, sets forth below the terms on which such Borrowing is requested to be made.

(A)	Borrowing Date (which is a Business Day):

(B)	Principal Amount of Loans[1]:

(C)	Interest rate basis:[2]

[(D)	Interest Period and the last day thereof:	][3]

By each of the delivery of this Notice of Borrowing and the acceptance of any or all of the Loans made by the Banks in response to this request, the undersigned shall be deemed to

[1]

Not less than (a) $1,000,000 for ABR Loans and (b) $5,000,000 for Eurodollar Rate Loans, and in integral multiples of (x) $500,000 in excess thereof in the case of ABR Loans and (y) $1,000,000 in excess thereof in the case of Eurodollar Rate Loans.

[2]	Eurodollar Rate Loan or ABR Loan.
[3]

To be inserted only for Eurodollar Rate Loans and to have a duration of one week or one, two, three or six months (or nine or twelve months if approved by all of the Banks), and to end not later than the Termination Date.

have represented and warranted that the relevant conditions to lending specified in Article V of the Term Loan Agreement have been satisfied in all material respects with respect to the Borrowing requested hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the date first set forth above.

Very truly yours,

CENTERPOINT ENERGY, INC.

By:

Name:
Title:

EXHIBIT B

FORM OF

NOTICE OF INTEREST CONVERSION/CONTINUATION

To:

Mizuho Bank, Ltd., in its capacity as Administrative Agent under that certain Term Loan Agreement, dated as of May 15, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”; capitalized terms defined therein being used herein as so defined), among CenterPoint Energy, Inc. (the “Borrower”), the banks and other financial institutions from time to time parties thereto and the Administrative Agent, among others.

Pursuant to Section 3.6 of the Term Loan Agreement, this Notice of Interest Conversion/Continuation represents the Borrower’s election to [insert one or more of the following]:

1. Convert $             in aggregate principal amount of Eurodollar Rate Loans with a current Interest Period ending on             , to ABR Loans on             .

2. Convert $             in aggregate principal amount of ABR Loans to Eurodollar Rate Loans on             . The initial Interest Period for such Eurodollar Rate Loans is to be a period of              [week] [months]1.

3. Convert $             in aggregate principal amount of Eurodollar Rate Loans with a current Interest Period ending on             , to Eurodollar Rate Loans on             . The Interest Period for such Eurodollar Rate Loans is to be a period of              [week] [months]2.

4. Continue $             in aggregate principal amount of Eurodollar Rate Loans with a current Interest Period ending on              as Eurodollar Rate Loans. The Interest Period for Eurodollar Rate Loans is to be a period of              [week] [months]3.

CENTERPOINT ENERGY, INC.

By:
Name:
Title:

Dated:                     , 20

[1]	To have a duration of one week or one, two, three or six months (or nine or twelve months if approved by all of the Banks), and to end not later than the Termination Date.
[2]	To have a duration of one week or one, two, three or six months (or nine or twelve months if approved by all of the Banks), and to end not later than the Termination Date.
[3]	To have a duration of one week or one, two, three or six months (or nine or twelve months if approved by all of the Banks), and to end not later than the Termination Date.

EXHIBIT C

FORM OF

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Term Loan Agreement, dated as of May 15, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among CenterPoint Energy, Inc. (the “Borrower”), the banks and other financial institutions from time to time parties thereto, and MIZUHO BANK, LTD., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Term Loan Agreement.

The Assignor identified on Schedule l hereto (the “Assignor”) and the Assignee identified on Schedule l hereto (the “Assignee”) agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Term Loan Agreement with respect to the term loan facility contained in the Term Loan Agreement as is set forth on Schedule 1 hereto (the “Assigned Facility”), in a principal amount for the Assigned Facility as set forth on Schedule 1 hereto.

2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Term Loan Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Term Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the interest being assigned and that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Term Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facility and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

3. The Assignee (a) represents and warrants that (i) it is legally authorized to enter into this Assignment and Acceptance, (ii) it is a “qualified purchaser,” as such term is defined under the Investment Company Act of 1940, as amended and (iii) [it is not an EEA Financial Institution] [it is an EEA Financial Institution]; (b) confirms that it has received a copy of the Term Loan Agreement, together with copies of the financial statements delivered pursuant to

Section 6.1(m) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Term Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Term Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Term Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Term Loan Agreement are required to be performed by it as a Bank including its obligation pursuant to Section 4.3 of the Term Loan Agreement.

4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Term Loan Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

6. From and after the Effective Date, (a) the Assignee shall be a party to the Term Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Term Loan Agreement.

7. This Assignment and Acceptance shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

2

Schedule 1

to Assignment and Acceptance

relating to the Term Loan Agreement, dated as of May 15, 2019,

among

CENTERPOINT ENERGY, INC.,

the Banks from time to time parties thereto,

and

Mizuho Bank, Ltd., as Administrative Agent, among others

Name of Assignor:

Name of Assignee:                                              [, which is a [Bank] [Bank Affiliate]]

Effective Date of Assignment:

Assigned Facility	Principal Amount Assigned[1]	Loan Percentage Assigned[2]
	$	. %

[NAME OF ASSIGNEE]		[NAME OF ASSIGNOR]

By:		By:
	Name: Title:		Name: Title:

[1]	To be not less than (i) $5,000,000 or (ii) an amount representing the Assignor’s entire Commitment or, if the Commitment has terminated, Outstanding Extensions of Credit.
[2]

Calculate the Loan Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate (i) Commitments or, if the Commitments have terminated, (ii) Outstanding Extensions of Credit, in each case, of all Banks.

[Consented To and][3] Accepted for Recordation: MIZUHO BANK, LTD., as Administrative Agent		[4][Consented To: CENTERPOINT ENERGY, INC.

By:		By:
	Name: Title:		Name: Title:]

[3]	To be included to the extent that the consent of the Administrative Agent is required pursuant to Section 10.6(c).
[4]	To be included to the extent that the consent of the Borrower is required pursuant to Section 10.6(c).

2

EXHIBIT D

FORM OF NOTE

THIS NOTE (THIS “NOTE”) AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE TERM LOAN AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH TERM LOAN AGREEMENT.

$	New York, New York
[ ], 2019

FOR VALUE RECEIVED, the undersigned, CENTERPOINT ENERGY, INC. (the “Borrower”), hereby unconditionally promises to pay to                      (the “Bank”) at the office of Mizuho Bank, Ltd. located at c/o Mizuho Americas, Agency Bilateral Loan Administration, Harborside Financial Center, 1800 Plaza Ten, Jersey City, NJ 07311-4098, Attention: Maria R. Sherry, the principal amount of (a)             DOLLARS ($            ), or, if less, (b) the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to the terms of the Term Loan Agreement (as defined below), which amount shall be due and payable on such date or dates as are determined in accordance with the terms of the Term Loan Agreement. The Borrower further agrees to pay interest in like money on the unpaid principal amount hereof pursuant to the terms specified in the Term Loan Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Term Loan Agreement.

The holder of this Note is authorized to indorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, the Type and amount of each Loan made pursuant to the Term Loan Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Rate Loans, the length of each Interest Period with respect thereto. Each such indorsement shall constitute prima facie evidence of the accuracy of the information indorsed. The failure to make any such indorsement or any error in any such indorsement shall not affect the obligations of the Borrower in respect of any Loan.

This Note (a) is one of the Notes referred to in the Term Loan Agreement, dated as of May 15, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among the Borrower, the banks and other financial institutions from time to time parties thereto, and Mizuho Bank, Ltd., as administrative agent, (b) is subject to the provisions of the Term Loan Agreement and (c) is subject to optional prepayment in whole or in part as provided in the Term Loan Agreement.

Upon the occurrence and during the continuation of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Term Loan Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE TERM LOAN AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE TERM LOAN AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

2

CENTERPOINT ENERGY, INC.

By:
Name:
Title:

CNP Term Loan Agreement – Signature Page to Note

Schedule A

to Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Eurodollar Rate Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Schedule B

to Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR RATE LOANS

Date	Amount of Eurodollar Rate Loans	Amount Converted to Eurodollar Rate Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Rate Loans Repaid	Amount of Eurodollar Rate Loans Converted to ABR Loans	Unpaid Principal Balance of Eurodollar Rate Loans	Notation Made By

EXHIBIT E-1

FORM OF

U.S. TAX CERTIFICATE

(For Non-U.S. Banks That For U.S. Federal Income Tax Purposes Are Neither (i) Partnerships

Nor (ii) Disregarded Entities Whose Tax Owner is a Partnership)

Reference is made to the Term Loan Agreement dated as of May 15, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among CenterPoint Energy, Inc. (the “Borrower”), the banks and other financial institutions from time to time parties thereto, and Mizuho Bank, Ltd., as administrative agent.

Pursuant to the provisions of Section 4.3 of the Term Loan Agreement, the undersigned (or if the Bank is a disregarded entity for U.S. federal income tax purposes, the owner of such Bank for U.S. federal income tax purposes (“Tax Owner”)) hereby certifies that (i) the Bank is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) the Bank (or, if the Bank is a disregarded entity for U.S. federal income tax purposes, its Tax Owner) is the sole beneficial owner of such loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) the Bank (and, if the Bank is a disregarded entity for U.S. federal income tax purposes, its Tax Owner) is not a (A) bank within the meaning of Section 881(c)(3)(A) of the Code, (B) 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (C) controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (iv) the payments made with respect to the Loan(s) (as well as any Note(s)) are not effectively connected with the undersigned’s (or its Tax Owner’s) conduct of a U.S. trade or business.

The undersigned (or its Tax Owner) has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (ii) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

[NAME OF BANK] (the “Bank”)

By:
Name: Title: [Tax Owner, if the Bank is a disregarded entity]

EXHIBIT E-2

FORM OF

U.S. TAX CERTIFICATE

(For Non-U.S. Banks That For U.S. Federal Income Tax Purposes Are (i) Partnerships or

(ii) Disregarded Entities Whose Tax Owner is a Partnership)

Reference is made to the Term Loan Agreement dated as of May 15, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among CenterPoint Energy, Inc. (the “Borrower”), the banks and other financial institutions from time to time parties thereto, and Mizuho Bank, Ltd., as administrative agent.

Pursuant to the provisions of Section 4.3 of the Term Loan Agreement, the undersigned (or if the Bank is a disregarded entity for U.S. federal income tax purposes, the owner of such Bank for U.S. federal income tax purposes (“Tax Owner”)) hereby certifies that (i) the Bank is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) the Bank’s (or its Tax Owner’s) partners/members (or the beneficial owners, as defined in Treasury Regulations § 1.1441-1(c)(6), of the payments made to such Bank (or its Tax Owner) under the Term Loan Agreement (the “Beneficial Owners”)) are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Term Loan Agreement, neither the Bank, its Tax Owner (if the Bank is a disregarded entity for U.S. federal income tax purposes) nor any of the Bank’s (or its Tax Owner’s) partners/members (or the Beneficial Owners) is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of the Bank’s partners/members (or the Beneficial Owners) (and, if the Bank is a disregarded entity for U.S. federal income tax purposes, none of its Tax Owner’s partners/members) is a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of the Bank’s partners/members (or the Beneficial Owners) (and, if the Bank is a disregarded entity for U.S. federal income tax purposes, none of its Tax Owner’s partners/members) is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the payments made with respect to the Loan(s) (as well as any Note(s)) are not effectively connected with the undersigned’s (or its Tax Owner’s) partners/members’ conduct of a U.S. trade or business (or that of the Beneficial Owners).

The undersigned (or its Tax Owner) has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its (or its Tax Owner’s) partners/members claiming the portfolio interest exemption: (i) IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (ii) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

[NAME OF BANK] (the “Bank”)

By:
Name: Title: [Tax Owner, if the Bank is a disregarded entity]

Date:                  , 20    .

2

EXHIBIT E-3

FORM OF

U.S. TAX CERTIFICATE

(For Non-U.S. Participants That For U.S. Federal Income Tax Purposes Are Neither

(i) Partnerships Nor (ii) Disregarded Entities Whose Tax Owner is a Partnership)

Reference is made to the Term Loan Agreement dated as of May 15, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among CenterPoint Energy, Inc. (the “Borrower”), the banks and other financial institutions from time to time parties thereto, and Mizuho Bank, Ltd., as administrative agent.

Pursuant to the provisions of Section 4.3 of the Term Loan Agreement, the undersigned (or if the Participant is a disregarded entity for U.S. federal income tax purposes, the owner of such Participant for U.S. federal income tax purposes (“Tax Owner”)) hereby certifies that (i) the Participant is the sole record owner of the participation in respect of which it is providing this certificate, (ii) the Participant (or, if the Participant is a disregarded entity for U.S. federal income tax purposes, its Tax Owner) is the sole beneficial owner of such participation, (iii) the Participant (and, if the Participant is a disregarded entity for U.S. federal income tax purposes, its Tax Owner) is not a (A) bank within the meaning of Section 881(c)(3)(A) of the Code, (B) 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (C) controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (iv) the payments made with respect to the Loan(s) (as well as any Note(s)) are not effectively connected with the undersigned’s (or its Tax Owner’s) conduct of a U.S. trade or business.

The undersigned (or its Tax Owner) has furnished its participating Bank with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank in writing and (ii) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

[NAME OF PARTICIPANT] (the “Participant”)

By:
Name: Title: [Tax Owner, if the Participant is a disregarded entity]

Date:                  , 20

EXHIBIT E-4

FORM OF

U.S. TAX CERTIFICATE

(For Non-U.S. Participants That For U.S. Federal Income Tax Purposes Are (i) Partnerships or

(ii) Disregarded Entities Whose Tax Owner is a Partnership)

Reference is made to the Term Loan Agreement dated as of May 15, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among CenterPoint Energy, Inc. (the “Borrower”), the banks and other financial institutions from time to time parties thereto, and Mizuho Bank, Ltd., as administrative agent.

Pursuant to the provisions of Section 4.3 of the Term Loan Agreement, the undersigned (or if the Participant is a disregarded entity for U.S. federal income tax purposes, the owner of such Participant for U.S. federal income tax purposes (“Tax Owner”)) hereby certifies that (i) the Participant is the sole record owner of the participation in respect of which it is providing this certificate, (ii) the Participant’s (or its Tax Owner’s) partners/members (or the beneficial owners, as defined in Treasury Regulations § 1.1441-1(c)(6), of the payments made to such Participant (or its Tax Owner) under the Term Loan Agreement (the “Beneficial Owners”)) are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned, its Tax Owner (if the Participant is a disregarded entity for U.S. federal income tax purposes) nor any of its (or its Tax Owner’s) partners/members (or the Beneficial Owners) is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of the Participant’s partners/members (or the Beneficial Owners) (and, if the Participant is a disregarded entity for U.S. federal income tax purposes, none of its Tax Owner’s partners/members) is a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of the Participant’s partners/members (or the Beneficial Owners) (and, if the Participant is a disregarded entity for U.S. federal income tax purposes, none of its Tax Owner’s partners/members) is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the payments made with respect to the Loan(s) (as well as any Note(s)) are not effectively connected with the undersigned’s (or its Tax Owner’s) partners/members’ conduct of a U.S. trade or business (or that of the Beneficial Owners).

The undersigned (or its Tax Owner) has furnished its participating Bank with IRS Form W-8IMY accompanied by one of the following forms from each of its (or its Tax Owner’s) partners/members claiming the portfolio interest exemption: (i) IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank and (ii) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

[NAME OF PARTICIPANT] (the “Participant”)

By:
Name: Title: [Tax Owner, if the Participant is a disregarded entity]

Date:                  , 20